UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

MONGODB, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MongoDB, Inc.
1633 Broadway, 38th Floor
New York, New York 10019
Notice of Annual Meeting of Stockholders
To Be Held on June 30, 2026 at 10:00 a.m. Eastern Time
To the Stockholders of MongoDB, Inc.:
On behalf of our board of directors, it is our pleasure to invite you to attend the 2026 annual meeting of stockholders of MongoDB, Inc., a Delaware corporation.
The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/MDB2026, originating from New York, New York, on Tuesday, June 30, 2026 at 10:00 a.m. Eastern Time. We believe hosting a virtual meeting enables expanded access for our stockholders, improved communication and cost savings, which in turn lead to increased stockholder attendance and participation from locations around the world. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. The record date for the meeting is May 1, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Your vote is very important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
The meeting will be held for the following purposes:
1.To elect three Class III directors, Archana Agrawal, Hope Cochran and Dwight Merriman, each to serve until our annual meeting of stockholders in 2029;
2.To approve, on a non-binding advisory basis, the compensation of our named executive officers;
3.To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027;
4.To approve an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements; and
5.To conduct any other business properly brought before the meeting or any adjournments or postponements thereof.
These items of business are more fully described in the proxy materials accompanying this notice.
The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our stockholders beginning on or about May 19, 2026.
On behalf of the board of directors and the management team, thank you for your investment and interest in MongoDB, Inc.

By Order of the Board of Directors

May 19, 2026	Andrew Stephens
Chief Legal Officer and Secretary

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other similar organization and you wish to vote during the meeting, you must follow the instructions from such organization.

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MongoDB, Inc.
1633 Broadway, 38th Floor
New York, New York 10019
Proxy Statement
For the 2026 Annual Meeting of Stockholders
To Be Held on June 30, 2026 at 10:00 a.m. Eastern Time
Our board of directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders of MongoDB, Inc., a Delaware corporation, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/MDB2026, originating from New York, New York, on Tuesday, June 30, 2026, at 10:00 a.m. Eastern Time, and any adjournment or postponement thereof. We believe that hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (the “Annual Report”), to our stockholders primarily via the internet. On or about May 19, 2026, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of proxy materials on the internet to help reduce the environmental impact and cost of our annual meeting.
Only stockholders of record at the close of business on May 1, 2026, will be entitled to vote at the meeting. On this record date, there were 80,499,934 shares of common stock outstanding and entitled to vote (the “common stock”). Each holder of common stock will have the right to one vote per share of common stock. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for ten days before the meeting at our address above. For instructions on how to attend the virtual annual meeting, please see page 2 of this proxy statement.
In this proxy statement, we refer to MongoDB, Inc. as “MongoDB,” “we” or “us” and the board of directors of MongoDB as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended January 31, 2026, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary.

QUESTIONS AND ANSWERS

About these Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about May 19, 2026 to all stockholders of record entitled to vote at the annual meeting.
How do I attend, participate in and ask questions during the virtual annual meeting online?
We will be hosting the meeting via live webcast only. Any stockholder can attend the virtual annual meeting live online at www.virtualshareholdermeeting.com/MDB2026. The meeting will start at 10:00 a.m. Eastern Time on June 30, 2026. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to participate in the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other similar organization if you hold your shares of common stock in “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/MDB2026. We recommend that you log in a few minutes before 10:00 a.m. Eastern time on June 30, 2026 to ensure you are logged in when the meeting starts. The webcast will open 15 minutes before the start of the meeting.
Only stockholders of record as of the record date for the annual meeting and their proxy holders may submit questions or comments. You will be able to submit your question or comment during the meeting by logging in to www.virtualshareholdermeeting.com/MDB2026 using your control number and typing your question in the designated box in the annual meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the meeting when you login prior to its start. These rules of conduct will include the following guidelines:
•Only stockholders of record as of the record date for the meeting and their proxy holders may submit questions or comments.
•Questions and comments may be submitted electronically through the annual meeting portal during the meeting.
•Questions must be directed to Chirantan J. Desai, our President and Chief Executive Officer.
•Include your name and affiliation, if any, when submitting a question or comment.
•Limit your remarks to one brief question or comment that is relevant to the meeting and/or our business.
•Questions may be grouped by topic by our management.
•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, related to material non-public information about the Company or in furtherance of the speaker’s own personal, political or business interests.
•Depending on the number of questions submitted and the time allotted, we may not be able to answer all questions during the Annual Meeting.
•Recording the Annual Meeting is prohibited and all recordings are deemed property of MongoDB.

•If we encounter any technical difficulties and we are unable to proceed with the meeting, MongoDB may adjourn, recess or expedite the meeting, or take such other actions that MongoDB determines are appropriate in light of the circumstances.
•Be respectful of your fellow stockholders and meeting participants.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MDB2026 or at www.proxyvote.com. Technical support will be available starting at 9:45 a.m. Eastern Time on June 30, 2026.
Who can vote at the meeting?
Only stockholders of record at the close of business on the record date, May 1, 2026, will be entitled to vote at the meeting. On this record date, there were 80,499,934 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on May 1, 2026, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on May 1, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other similar organization regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other similar organization.
What am I voting on?
There are four matters scheduled for a vote:
•Proposal 1: Election of three Class III directors, each to serve until our annual meeting of stockholders in 2029;
•Proposal 2: Approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•Proposal 3: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027; and
•Proposal 4: Approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (a) online during the meeting, or (b) in advance of the meeting by proxy through the internet, over the telephone, or by using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote in advance of the meeting by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/MDB2026, starting at 10:00 a.m. Eastern Time on June 30, 2026. The webcast will open 15 minutes before the start of the meeting.
•To vote online before the meeting, go to www.proxyvote.com. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on June 29, 2026 to be counted.
•To vote by telephone before the meeting, call 1-800-690-6903. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 29, 2026 to be counted.
•To vote by mail before the meeting, simply complete, sign and date the proxy card that you may request and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other similar organization, you should receive voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other similar organization.
Internet voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. Please be aware that you must bear any costs associated with your internet access.
Can I revoke my vote after submitting my proxy?
Yes. If you are a record holder of shares, you may revoke, subject to the voting deadlines above, your proxy using one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary.
•You may attend and vote online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other similar organization, you should follow the instructions provided by such party.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, or in advance of the meeting through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other similar organization how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on any proposal other than Proposal 3 without your instructions. Your broker or nominee may only vote your shares on Proposal 3 (Ratification of Auditors) in the absence of your instruction.
Please instruct your bank, broker or other similar organization to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed under stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card but do not make specific choices, your shares will be voted in accordance with the recommendations of our board of directors as follows:
•FOR the election of each of the nominees for Class III director;
•FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
•FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027; and
•FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
How many votes do I have?
Each holder of common stock will have the right to one vote per share of common stock. Cumulative voting is not permitted with respect to the election of directors.
How many votes are needed to approve each proposal?
•Proposal 1 - Election of Directors: Each director is elected by a plurality of the votes of the holders of shares of common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote generally on the election of directors. The three nominees for Class III directors that receive the highest number of FOR votes will be elected.
•Proposal 2 - Advisory Vote on the Compensation of our Named Executive Officers: This proposal, commonly referred to as the “say-on-pay” vote, must receive the affirmative vote of the holders of a majority in voting power of the shares of our common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal. Since this proposal is an advisory vote, the result will not be binding on our board of directors. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
•Proposal 3 - Ratification of Auditors: The ratification of the selection of our independent registered public accounting firm must receive the affirmative vote of the holders of a majority in voting power of the shares of our common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal.
•Proposal 4 - Approval of Charter: The approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements must receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal.
How are broker non-votes, abstentions and votes withheld treated?
Broker non-votes will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. Please instruct your broker so your vote can be counted. With respect to Proposals 1 and 2, broker non-votes will have no effect. With respect to Proposal 4, broker non-votes will have the same effect as voting AGAINST the proposal.
Abstentions will be counted in determining whether or not a quorum is present. With respect to Proposal 1, withhold votes will have no effect. With respect to Proposals 2, 3 and 4, abstentions will have the same effect as voting AGAINST the proposal.
Who counts the votes?
We have engaged Broadridge Financial Solutions (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other organizations for the cost of forwarding proxy materials to beneficial owners. We engaged Alliance Advisors to assist us with our stockholder engagement process, and we expect to pay them an estimated fee of $29,800, plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal or nomination must (i) satisfy conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and (ii) be submitted in writing by January 19, 2027, to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary; provided that, if the date of next year’s meeting is earlier than May 31, 2027, or later than July 30, 2027, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s meeting. If you wish to nominate a director or submit a proposal that you do not desire to be included in next year’s proxy materials, in accordance with our amended and restated bylaws, you must do so between March 2, 2027 and April 1, 2027; provided that if the date of that annual meeting of stockholders is earlier than May 31, 2027 or later than July 30, 2027, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made.
A stockholder or group of stockholders that has owned at least three percent of the Company’s common stock continuously for at least three years and satisfies certain eligibility, procedural and disclosure requirements set forth in the Company’s amended and restated bylaws, may nominate and include in our proxy materials for the annual meeting certain director candidates, which must be submitted no earlier than December 20, 2026 and no later than January 19, 2027.

We advise you to review our amended and restated bylaws, which contain additional requirements.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote at the meeting are present at the meeting (by virtual attendance) or represented by proxy.
Instructions to “withhold” authority to vote in the election of directors, abstentions and broker non-votes will be counted as present for determining whether the quorum requirement has been met. If there is no quorum, the meeting may be adjourned, either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares represented thereat.
How can I find out the results of the voting at the annual meeting?
We expect that preliminary voting results will be announced during the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting.
What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders, unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. Our board of directors is responsible for advancing the interests of our stockholders by providing advice and oversight of the strategic and operational direction of MongoDB, overseeing the governance of MongoDB and reviewing our business initiatives and budget matters. To do this effectively, we have established clear and specific Corporate Governance Guidelines for our board of directors that, along with committee charters and our Code of Business Conduct and Ethics, provide the framework for the governance of MongoDB.
Corporate Governance Highlights
We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens board and management accountability and leads to better business performance. To achieve these benefits, we maintain the following strong corporate governance practices:
•100% independent board committee members;
•eight out of ten current directors are independent under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq;
•separate Chairperson and Chief Executive Officer;
•board risk oversight;
•stock ownership guidelines for our executive officers and non-employee directors;
•clawback policies;
•annual board and committee evaluations;
•code of business conduct and ethics for our board of directors, officers and employees;
•insider trading policy containing hedging and pledging prohibitions, except for case-by-case exceptions for employees who are not officers or directors, as approved by our board of directors;
•annual say-on-pay vote;
•"proxy access" rights to allow stockholders meeting certain ownership requirements to nominate and include in the Company's proxy statement the greater of two director candidates or 20% of the total board of directors;
•single class of stock with equal voting rights;
•no poison pill adopted;
•no excessive tax gross ups and limited executive perquisites; and
•during our fiscal year 2026, our board of directors attended greater than 75% of meetings of the board of directors and committees of which he or she was a member.
Director Independence
Our common stock is listed on the Nasdaq Global Market (the “Nasdaq”). Under the listing requirements and rules of the Nasdaq, independent directors must comprise a majority of our board of directors.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Mses. Agrawal, Cochran and Lewnes, and Messrs. Botha, D’Souza, Hazard, Killalea and Merriman do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq.
Our board has also determined that Messrs. Desai and Ittycheria are not independent due to their current and former positions as executive officers of MongoDB, respectively.

Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our common stock.
Board Leadership
According to our Corporate Governance Guidelines, it is expected that the roles of Chairperson and Chief Executive Officer are separate and will not be occupied by the same person. Mr. Killalea currently serves as Chairperson of our board of directors. The Chairperson of our board of directors has the following responsibilities:
•work with the President and Chief Executive Officer to develop and approve an appropriate meeting schedule for our board of directors;
•work with the President and Chief Executive Officer to develop and approve meeting agendas for our board of directors;
•provide the President and Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to our board of directors;
•develop the agenda and moderate executive sessions of the independent members of our board of directors;
•preside over meetings of our board of directors when the President and Chief Executive Officer is not present or when our board of directors’ or President and Chief Executive Officer’s performance is discussed;
•act as principal liaison between the independent members of our board of directors and the President and Chief Executive Officer;
•convene meetings of the independent directors as appropriate;
•be available for consultation and direct communication with stockholders as deemed appropriate; and
•perform other duties as our board of directors may determine from time to time.
Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management and also allows the board of directors, led by Mr. Killalea, to partner with Mr. Desai during his transition into the President and Chief Executive Officer role. Non-employee directors and management sometimes have different perspectives and roles in strategy development. Our non-employee directors bring experience, oversight and expertise from outside of our company, while Mr. Desai brings innovative industry-specific experience and expertise gained from his executive roles.
The board of directors also believes its approach to risk oversight, as more fully discussed below in “Risk Oversight,” helps ensure that the board of directors is able to effectively perform its risk oversight responsibilities under various leadership structures.
To further promote strong board leadership and corporate governance, we conduct annual self-evaluations of our board of directors and committees, which are overseen by our nominating and corporate governance committee. Our nominating and corporate governance committee also oversees a self-assessment of each individual director whose term of office ends in any given year prior to nominating such director for re-election.
Risk Oversight
Board of Directors Risk Oversight
Our board of directors is responsible for, and committed to, the oversight of our long-term strategic plan and significant enterprise-wide risks. In carrying out this responsibility, our board of directors applies an enterprise-wide approach to risk management. This approach is designed to support organizational objectives, such as short- and long-term strategic objectives and enhancement of stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.
In connection with its reviews of the operations of our business, our board of directors addresses the primary risks associated with our business including, for example, strategic planning, liquidity risk, organizational risk and operational risk. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
Committee Risk Oversight
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight.
Our board of directors may establish other standing committees to facilitate the management of our business. For example, in May 2024, following our nominating and corporate governance committee's recommendation, our board of directors established a standing security committee dedicated to the oversight of cyber security and physical security.
Our board of directors regularly reviews information regarding our operational, financial, legal, data security and strategic risks. Additionally, senior risk management personnel attend quarterly meetings of our board of directors, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by our board of directors.
In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and mitigate these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Our audit committee further oversees initiatives related to our Enterprise Risk Management program. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
Our security committee is responsible for ensuring that management has processes in place designed to identify and assess both cybersecurity and physical security risks to which we are exposed and to implement processes and programs designed to manage security risks, including mitigation and remediation of security threats and incidents. The security committee also oversees and assesses adequacy of our business continuity systems in protecting us against physical security or cybersecurity threats, as well as the development and monitoring of the integrity of our information systems and controls to ensure compliance with applicable laws and regulations.
Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The compensation committee also oversees risks relating to the recruiting and retention of our executive officers and our broader compensation philosophy.
Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The nominating and corporate governance committee also assists the board of directors in monitoring our governance and board of directors' succession risks.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as competition risks, legal risks, information security and privacy risks, and financial, tax and audit related risks.

Cybersecurity Risk Oversight
The board of directors and security committee appreciate the rapidly evolving nature of threats presented by cybersecurity incidents and are committed to the prevention, timely detection and mitigation of the effects of such incidents on MongoDB. Accordingly, the security committee receives regular updates on cybersecurity and physical security threats to our business and mitigation processes.
On a quarterly basis, the security committee meets with senior management to perform more in-depth reviews of our cybersecurity programs, as well as relevant cybersecurity risks and mitigation strategies. Ahead of each such quarterly meeting, senior management and our information security team prepare and provide cybersecurity reports that cover, among other topics, developments in cybersecurity and updates to the Company's cybersecurity programs and mitigation strategies, legislative developments affecting our information security program, and notable security incidents and investigations. The security committee subsequently reports material cybersecurity matters to our full board of directors. In addition, our management follows a risk-based escalation process to notify the security committee outside of the regular reporting cycle when they identify an emerging cybersecurity risk.
To date, we have not experienced a cybersecurity event that had a material impact on our financial performance or operations.
Enterprise Risk Management Program Oversight
The scope of our Enterprise Risk Management ("ERM") program includes the assessment and management of a broad range of our compliance, strategic, operational and financial risks. Throughout the year, members of a cross-functional team within the company conduct risk data collection, surveys, and interviews of company experts, leaders, and specialists. Together with the internal audit team, identified risks are then analyzed, categorized by topic (compliance, strategic, operational, reputational or financial) and timeframe (existing or emerging) and reported to management. For certain key risks, management action plans, whether current or planned, to mitigate identified risks are evaluated and updated as necessary. Quarterly, management presents and discusses the key risks identified in the ERM process with the audit committee, soliciting input from our directors on the steps taken to mitigate risks and plans for additional mitigation in the quarter ahead.

Board Meeting Attendance
Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met seven times during our last fiscal year, and each of our current directors attended greater than 75% of the aggregate number of meetings of the board of directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. We encourage our directors and nominees for director to attend our annual meeting of stockholders. Seven of our nine then-current directors attended our 2025 annual meeting of stockholders.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a security committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at investors.mongodb.com.
Committee Membership as of May 8, 2026

Name	Audit	Compensation	Nominating and Corporate Governance	Security
Archana Agrawal		✓
Roelof Botha	✓
Hope Cochran
Chirantan Desai
Francisco D’Souza			✓
Charles M. Hazard, Jr.	✓			✓
Dev Ittycheria
Tom Killalea		✓	✓
Ann Lewnes		✓		✓
Dwight Merriman				✓
Number of FY2026 Meetings	7	6	4	3

Chairperson
✓	Member
Audit Committee
Our audit committee consists of Ms. Cochran and Messrs. Botha and Hazard. The chair of our audit committee is Ms. Cochran. Our board of directors has determined that Ms. Cochran and Messrs. Botha and Hazard are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that each of Ms. Cochran and Messrs. Botha and Hazard is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The audit committee meets at least quarterly and with greater frequency as necessary. The audit committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the audit committee, in consultation with management.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•helping our board of directors oversee our corporate accounting and financial reporting processes, systems of internal control and financial statement audits;
•managing the selection, engagement terms, fees, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•overseeing the organization and performance of our internal audit function;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•overseeing and reviewing relevant elements of our enterprise risk management program;
•coordinating with other committees of the board of directors to oversee environmental, social and governance ("ESG") matters, including required reports or disclosures related to ESG matters;
•obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Compensation Committee
Our compensation committee consists of Mses. Agrawal and Lewnes and Messrs. D’Souza and Killalea. The chair of our compensation committee is Mr. D’Souza.
Our board of directors has determined that Mses. Agrawal and Lewnes and Messrs. D’Souza and Killalea are independent under Nasdaq listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
•reviewing and approving corporate performance goals and objectives for our Chief Executive Officer and other executive officers, taking into account the policies of the compensation committee;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us;
•reviewing and discussing with management our compensation disclosures in the section titled “Compensation Discussion and Analysis” of this proxy statement;
•reviewing and approving or recommending that our board of directors approve, the compensatory arrangements of our executive officers and other senior management;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing the implementation and effectiveness of our human capital strategies, initiatives and programs relating to our culture, talent, recruitment, retention and employee engagement;
•coordinating with other committees of the board of directors to oversee ESG matters, including required reports or disclosures related to ESG matters;

•adopting, amending, terminating and administering incentive compensation and stock and equity incentive plans and other benefit programs; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Under its charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate.
Compensation Committee Processes and Procedures
The compensation committee meets at least quarterly and with greater frequency as necessary. The compensation committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee may also meet in executive session on an ad hoc basis. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. Our President and Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of MongoDB. In addition, under the charter, the compensation committee has the authority to obtain, at the expense of MongoDB, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and the Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Historically, the compensation committee has determined most bonus awards and established performance metrics at one or more meetings held during the first quarter of the year and has made adjustments to annual equity and non-equity compensation periodically, as events warrant. The compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, periodically throughout the year.
Compensation Committee Interlocks and Insider Participation
None of Mses. Agrawal or Lewnes or Messrs. D’Souza or Killalea, the members of the compensation committee, is currently one of our officers or employees or has at any time been one of our officers or employees or has had any relationship requiring disclosure under Item 404 of Regulations S-K. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. D’Souza, Hazard and Killalea. The chair of our nominating and corporate governance committee is Mr. Hazard. Each member of the nominating and corporate governance committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his independent judgment, as determined by the board of directors in accordance with the applicable Nasdaq listing standards. The nominating and corporate governance committee meets at least quarterly and with greater frequency as necessary. The nominating and corporate governance committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the nominating and corporate governance committee, in consultation with management.
Specific responsibilities of our nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•annually reviewing the performance of our board of directors, including committees of the board of directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•coordinating with other committees of the board of directors to oversee ESG matters, including required reports or disclosures related to ESG matters;
•instituting plans or programs for the continuing education of directors and orientation of new directors; and
•developing, reviewing and making recommendations to our board of directors regarding our Corporate Governance Guidelines and related corporate governance matters.
Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements. Our nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. These minimum qualifications may be modified from time to time. The committee typically considers potential conflicts of interest, director independence, background, age, skills and such other factors as it deems appropriate, given the current needs of our board of directors and the company, to maintain a balance of knowledge, experience and capability.
In considering potential director nominations, the committee takes into account the current composition of our board of directors, the operating requirements of the company and the long-term interests of stockholders. In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will review directors’ prior service to MongoDB, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
The nominating and corporate governance committee may use any methods it deems appropriate for identifying candidates for board membership, including recommendations from current board members, outside search firms and stockholders. Where outside search firms are utilized, they assist the committee in both identifying and evaluating potential nominees.
Our nominating and corporate governance committee will consider stockholder recommendations of director candidates and will review the qualifications of any such candidate in accordance with the criteria described in the preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders.
Stockholders may nominate directors by submitting names and other information required by applicable law and our amended and restated bylaws. Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our common stock, a description of the proposed candidate’s business experience for at least the last five years, and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. If you wish to nominate a director that you do not desire to be included in next year’s proxy materials, in accordance with our amended and restated bylaws, you must do so between March 2, 2027 and April 1, 2027; provided that if the date of that annual meeting of stockholders is earlier than May 31, 2027 or later than July 30, 2027, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made.
If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director at next year’s meeting pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” above. A stockholder or group of stockholders that has owned at least three percent of the Company's common stock continuously for at least three years and satisfies certain eligibility, procedural and disclosure requirements set forth in the Company's amended and restated bylaws, may nominate and include in our proxy materials for the annual meeting certain director candidates. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Security Committee
Our security committee consists of Messrs. Killalea, Hazard and Merriman, and Ms. Lewnes. The chair of our security committee is Mr. Killalea. Each member of the security committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with the applicable Nasdaq listing standards. The security committee meets at least quarterly and with greater frequency as necessary. The security committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the security committee, in consultation with management.
Specific responsibilities of our security committee include:
•reviewing with management, at least annually, our assessment of risks related to physical security and cybersecurity threats and our management and mitigation of physical security threats, physical security incidents, cybersecurity threats and cybersecurity incidents;
•reviewing with management any major physical security and cybersecurity incidents that have occurred and steps that have been taken to mitigate against reoccurrence;
•evaluating the effectiveness of our risk management and data security programs measured against our cybersecurity threat landscape, including the following program components: cybersecurity risk monitoring, effectiveness testing, integrity of information security systems and controls and adequacy of resources, security awareness training and cybersecurity insurance coverage;
•reviewing and discussing with management the regulations, as well as key legislative and regulatory developments, that could materially impact our cybersecurity risk exposure;
•evaluating the integrity of our information systems, processes, policies and controls to ensure compliance;
•assessing the effectiveness of our business continuity plan and cybersecurity incident response plan, including disclosure, investigation, remediation and post-incident security measures;
•reviewing and assessing our physical security and cybersecurity risk systems against industry benchmarks and best practices, and make recommendations on enhancements; and
•reviewing our information security planning and resources to manage changes in our cybersecurity threat landscape and assessing the potential impact of cybersecurity risk on our business, operations and reputation.
Board Skills Matrix
Our board of directors is comprised of a diverse group of highly qualified leaders in their respective fields. All of our directors have senior leadership experience at large public and private companies and have significant and diverse management experience. We believe the skills, qualities, attributes and experience of our directors provide us with a range of perspectives to effectively represent the best interests of our stockholders. The chart below summarizes our directors’ strengths.

Board Skills Matrix (as of May 8, 2026)
Name	Technology	Cybersecurity, Information Security or Privacy	Global Sales, Markets or Operations	Senior Leadership	Public Company Boards	Risk Management	Finance or Accounting
Archana Agrawal	✓		✓	✓	✓
Roelof Botha	✓			✓	✓	✓	✓
Hope Cochran	✓	✓		✓	✓	✓	✓
Chirantan Desai	✓	✓	✓	✓	✓
Francisco D'Souza	✓			✓	✓		✓
Charles M. Hazard	✓	✓		✓			✓
Dev Ittycheria	✓		✓	✓	✓		✓
Tom Killalea	✓	✓		✓	✓	✓
Ann Lewnes	✓		✓	✓	✓
Dwight Merriman	✓	✓		✓
Transactions With Related Persons
There were no transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than five percent (5%) of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Related Person Transaction Policy
We have adopted a policy that our executive officers, directors, holders of more than five percent (5%) of our common stock, any member of the immediate family and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-person transaction with us without the consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction, arrangement, relationship or series of similar transactions, arrangements or relationships, in which the aggregate amount involved exceeds or is expected to exceed $120,000 and any related person had, has or will have a direct or indirect material interest must be presented to our audit committee for review, consideration and approval or ratification. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, (a) the risks, costs and benefits to MongoDB, (b) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. There were no related person transactions in fiscal year 2026.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We plan to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website. Our board of directors has also adopted Corporate Governance Guidelines that establish the corporate governance policies pursuant to which our board of directors conducts its oversight of the business of MongoDB in accordance with its fiduciary responsibilities. Our Code of Business Conduct and Ethics, applicable amendments thereto and waivers thereof, and our Corporate Governance Guidelines are available in the “Corporate Governance” section of our investor relations website at investors.mongodb.com.

Communications with our Board of Directors
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary. The communication should indicate that it contains a stockholder or interested party communication. All such communications, if appropriate, will be forwarded to the director or directors to whom the communications are addressed. For example, we will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about MongoDB.
ESG Highlights
Oversight
As we continue to innovate and scale, we also aim to ensure that our success is sustainable. While our management is responsible for developing our overall strategic plan, our board of directors retains oversight authority and has an enterprise-wide approach to ESG and risk management, designed to support the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance, and enhancing stockholder value.
Our ESG governance framework, formalized in fiscal year 2024, drives the integration of sustainability and social impact across MongoDB. This structure is anchored by our ESG Steering Committee, which provides strategic oversight and is led by our Chief Legal Officer as executive sponsor. The ESG Steering Committee is supported by the ESG Operating Group and ESG Working Group, ensuring a cross-functional flow of expertise. Membership includes senior leaders from key disciplines—including Human Resources, Engineering, Finance, Cybersecurity, and Investor Relations—ensuring that ESG considerations are embedded into our core business operations.

Oversight	Board of Directors & Board Committees
Oversee the implementation of our mission, vision, and values across all aspects of our Company. Review significant ESG goals, risks, opportunities, achievements, and strategy, including climate, sustainability, employee health and safety and human capital management.

Management	Executive Team
Integrates ESG into the overall business strategy and risk management process. Collaborates with the board to implement ESG strategies, monitor performance, and ensure alignment with our overall strategic goals.

ESG Steering Committee
Strategizes and advises the Executive Team on sustainability initiatives and collaborative efforts on key areas of focus. Measures progress through updates from our Chief Legal Officer and other members of the ESG Steering Committee.

Implementation	ESG Operating Group	Executes strategic initiatives supporting the Company's focus on ESG-related issues. Responsible for the day-to-day progress of ESG initiatives developed by the ESG Working Group.
	ESG Working Group	Maintains enterprise sustainability and ESG strategies through consistent monitoring of MongoDB initiatives, developments in regulations, reporting standards and stakeholder feedback.

Sustainability Framework
We believe that corporate governance and responsibility help advance the long-term interests of our company and stockholders. As a part of its primary duty to oversee corporate strategy, our board of directors also oversees how environmental and social issues may impact the long-term interests of stockholders and stakeholders. We champion the idea that corporate responsibility is part of every employee’s job, as we believe that achieving operational excellence is intrinsically tied to how responsibly we run our business.
Our ESG strategy and reporting are informed by analysis of:
•our current stockholder base, as well as prospective investors, to identify key sustainability issues emphasized by our stockholders;
•internal feedback from employees to help determine which sustainability topics have the greatest impact on our business;
•feedback from customers, suppliers and partners to identify market or industry trends;
•our research to identify sustainability policies, principles and practices of our peer companies and the best disclosure practices related to each; and
•key factors evaluated by the most influential rating agencies issuing ESG scores.
Human Capital Management
We believe that our employees and the culture we have established are critically important to our success. To continue to compete and succeed in our highly competitive and rapidly evolving market, it is imperative that we attract, develop and retain top talent. To support these objectives, we strive to be an employer of choice in our industry by continuing to invest in our company culture as defined by our MongoDB Leadership Commitment, offer competitive compensation and benefits, support the health and well-being of our employees, and create an environment that supports high performance and growth for all our employees.
As of January 31, 2026, we had a total of 5,636 employees, including 2,927 employees located outside the United States. We are subject to laws and regulations relating to our relationship with our employees. Generally, these laws and regulations are specific to the location of our business and we engage with legally recognized employee representative bodies in these locations as required. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Our Culture

We believe our culture is critical to our success and has delivered tangible financial and operational benefits for our customers, our employees and our stockholders. Our culture is grounded in the MongoDB Leadership Commitment framework which states that all employees at MongoDB are keepers of our culture and expected to do three things to be successful: deliver the right outcomes for our customers (what we do), live our values in everything we do (why we do it), and engage with each other as leaders (how we do it).
Company Values
•Think big, go far. We are big dreamers with a passion for creativity. We eagerly pursue new opportunities and markets through innovation and disruption. We have a pioneering spirit—always ready to forge new paths and take smart risks.
•Build together. We achieve amazing things by connecting and leveraging the diversity of perspectives, skills, experiences and backgrounds of our entire organization. We place the interests of the company over any individual or team. We discuss things thoroughly, but prioritize commitment over consensus.
•Embrace the power of differences. We commit to creating a culture of belonging, where people of different origins, backgrounds and experiences feel valued and heard. This is cultivated by learning from and respecting each other’s similarities and differences. We approach conversations with positive intent and believe that others value the perspective we bring to the table. We recognize that a diverse workforce is the best way to broaden our perspectives, foster innovation and enable a sustainable competitive advantage.
•Make it matter. We are relentless in our pursuit of meaningful impact. We think strategically and are clear on what we are and are not trying to do. We accomplish an amazing amount of important work and we are obsessed with delivering on our commitments.
•Be intellectually honest. We embrace reality. We apply high-quality thinking and rigor and operate with transparency. We have courage in our convictions, but work hard to ensure biases or personal beliefs do not get in the way of finding the best solution.
•Own what you do. We take ownership and are accountable for everything that we do. We empower and we are empowered to make things happen and balance independence with interdependence. We demand excellence from ourselves. We each play our own part in making MongoDB a great place to work.
We are continuing to embed the MongoDB Leadership Commitment, and therefore our Values, into all aspects of the employee lifecycle from recruiting to performance management to leadership development and more to build a high performance and inclusive culture.
Talent & Leadership Development
Promoting the professional growth and development of our talent is a priority for us to ensure retention, engagement and ultimately better business outcomes, especially as we navigate the challenges of scaling in a competitive business environment. Development at MongoDB happens largely on the job - as a growing company, we add and expand roles frequently, offering employees the opportunity to take on new challenges and the ability to learn and grow. In addition to our ongoing delivery of professional and technical skill growth, we focus on two key levers for developing our talent. First, we are committed to developing talent using our performance and growth framework, which equips managers and employees to deliver great results through continuous feedback and semi-annual employee performance and growth conversations, that include employee self-reflections and development plans. Second, we are focused on leadership development at all levels at MongoDB through both structured and customized programming for managers at all levels. This includes training programs and coaching services. All our leadership development content is anchored in the MongoDB Leadership Principles, which describe what good leadership at MongoDB looks like.
Compensation and Benefits
We provide competitive compensation and benefits for our employees globally. We continue to evolve our compensation programs to maintain competitive alignment with market practices while ensuring all pay decisions are driven by performance. Our compensation package may include base salary, commission or semi-annual bonuses and long-term equity awards. Where the market indicates, equity compensation continues to be an important tool to attract and retain talent. Employees in equity-eligible roles (including our named executive officers) receive a new hire award at the time of hire and an annual performance-related refresh thereafter. To foster a strong sense of ownership and align our employees’ interests with our long-term success, we offer all full-time employees globally the opportunity to participate in an employee stock purchase plan.
In addition to cash and equity compensation, we offer employees a wide array of benefits designed to be aligned with local reward practices and to be competitive with those offered by companies that we compete with for talent. In the United States, these include health (medical, dental and vision) insurance, paid time off, 401(k) retirement plan benefits and additional resources to support employees' overall well-being. While the philosophy around our benefits is the same worldwide, specific benefits may vary by country due to local regulations and preferences.

Finally, we are committed to pay equity, regardless of gender, ethnicity or other personal characteristics. To deliver on that commitment, we benchmark and set pay ranges based on market data and consider factors such as an employee’s role and experience, job location and performance. In addition, to reduce the risk of bias and help ensure consistent pay practices, we use a third-party tool to conduct annual pay parity checks.

Our three-year average annual burn rate from fiscal year 2024 through fiscal year 2026 has been 3.57%, compared to our three-year average annual burn rate of 3.23% from fiscal year 2023 through fiscal year 2025, and well below the evergreen share replenishment factor of 5.0% of common shares outstanding. We determine our “burn rate” by dividing equity awards granted during the fiscal year by the weighted average number of shares outstanding over such fiscal year.
Health, Safety and Well-Being
We believe the health, safety and well-being of our employees are vital to our success. We have introduced guidelines, regular reviews and training, which reflect our commitment to both the physical and psychological health and well-being of our employees. As part of this commitment, we recognize our responsibility to provide a safe and healthy work environment for all employees, contractors, customers and visitors.
We have a hybrid approach to working which we introduced in 2021 during the Covid-19 pandemic. Our four working models - in office, flexible, remote and customer-facing remote - help ensure that we are meeting business needs while also offering employees flexibility. We gather feedback regularly from employees, assessing workplace safety and operational effectiveness, and seeking opportunities to enhance the overall experience for our hybrid workforce globally. We offer training for our people managers and employees on how to thrive in a global, hybrid work environment, and how to ensure collaboration and social interaction. We have several hub offices and a network of satellite offices in locations around the world and continue to introduce new workplace initiatives to enhance the employee experience.
As it relates to employee well-being, we offer a range of benefits under our four pillars of well-being:
•Physical well-being. We offer our employees access to comprehensive and competitive medical coverage in local markets, often covering the employee and dependent premiums. Our plans often include dental, optical, maternity, hospitalization and outpatient care, among other coverages, as well as comprehensive travel medical coverage while they travel for work assignments. To promote healthy lifestyles, we also offer employees access to highly subsidized or discounted monthly gym and exercise class memberships.
•Financial well-being. We believe that financial security is an enabler of creativity and productivity, which is why we offer retirement saving options for our employees, including a 401(k) employer matching program, as well as benefits such as life insurance, disability insurance, critical illness and accident coverage.
•Emotional well-being. Our employees and their families have 24-hour access to our Employee Assistance Program (“EAP”). Our EAP offers confidential guidance on matters such as family support, mental health and legal assistance. Through local partners, employees have access to free counseling and coaching sessions. Globally we also have a team of Mental Health First Aiders, who are trained to be a point of contact for any of our employees experiencing emotional distress. In addition, all employees receive a complimentary subscription to a meditation app, which provides hundreds of themed meditation sessions on everything from sleep to focus to reducing stress.
•Family well-being. We provide global fertility benefits to our employees and their partners, including fertility care, adoption and surrogacy assistance and unlimited access to 1:1 guidance with certified practitioners. In the United States and some of our bigger geographies, we also offer backup childcare support. We feel strongly that parents should be able to share the responsibilities of caregiving and our parental leave policy gives all new parents at least 20 weeks of paid leave. Globally, our employees also have access to personalized guidance to parents and caregivers, offering a full spectrum of family support for those with children of all ages.
Employee Engagement
We conduct anonymous engagement surveys regularly to help us understand the employee experience, identify areas of strength and development opportunities among teams, measure the effectiveness of our people and culture initiatives and understand employees' sentiments on management. These surveys are managed by a third-party vendor to encourage candor. The results are reviewed by senior management, who analyze areas of progress or deterioration and work with their teams to determine actionable steps based on survey results. The results also drive organization-wide focus areas and commitments focused on leadership, culture and inclusion.

Environmental Initiatives
Environmental sustainability is an important consideration in how MongoDB operates. We recognize a responsibility to understand and reduce our impact where we can, from product design to office selection. As we continue to grow, we are working to embed sustainable practices into our business and to be transparent about both our progress and the challenges that remain.
We have disclosed our carbon footprint and updated our net-zero carbon target to 2050, aligning with science-based standards and our long-term growth trajectory. Our goal is to reduce 90% of our absolute emissions across all scopes and offset the remaining residual emissions through high-quality carbon removal credits. We are also committed to being 100% powered by renewables by the end of 2026. This target entails reducing our Scope 2 electricity emissions to zero through thoughtful sourcing of Renewable Energy Credits or on-site renewables. We have made significant progress, reaching 80% renewable power for our offices, and are on track to achieve 100% by the end of April 2026.
Actions demonstrating our commitment to advancing sustainability include:
•Completing our first double materiality assessment to identify and prioritize the ESG topics most significant to our business and stakeholders.
•Developing our Climate Transition Plan, outlining a clear pathway to achieve our net-zero by 2050 goal through a 90% emissions reduction.
•Expanding our renewable energy strategy through a hybrid approach combining Virtual Power Purchase Agreements ("VPPA") and Renewable Energy Certificates to accelerate progress toward 100% renewable operations.
•Entering into a long-term VPPA in India, installing two rooftop solar systems on industrial facilities, one projected to avoid 750 tCO₂/year while creating local jobs, and another enabling a facility to reduce its reliance on diesel generation.
•Achieving a CDP score of B, reflecting stronger climate disclosure and performance.
•Improving our EcoVadis sustainability rating to 60, demonstrating progress in ESG practices.
•Obtaining third-party verification of our emissions data in accordance with ISO 14064.
•Broadening our renewable energy procurement into new regions, including Australia, the United Kingdom, Denmark, France, and Spain.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our board of directors is divided into three classes. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of the election until the third annual meeting following the election. Any directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of MongoDB.
Our board of directors currently consists of ten members divided into the three classes as follows:
•Class I directors: Roelof Botha, Chirantan Desai, Dev Ittycheria and Ann Lewnes, whose terms will expire at the annual meeting of stockholders to be held in 2027;
•Class II directors: Francisco D’Souza, Charles M. Hazard, Jr. and Tom Killalea, whose terms will expire at the annual meeting of stockholders to be held in 2028; and
•Class III directors: Archana Agrawal, Hope Cochran and Dwight Merriman, whose terms will expire at the upcoming annual meeting of stockholders.
Our board of directors has nominated Mses. Agrawal and Cochran and Mr. Merriman, each of whom is currently a director of MongoDB, for re-election to serve as Class III directors.
Each of Mses. Agrawal and Cochran and Mr. Merriman, has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2029 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Nominees
Our nominating and corporate governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of the board of directors. In addition, the committee and the full board of directors feel that candidates representing an array of perspectives, skills, experiences and backgrounds add to the overall diversity and viewpoints of the board of directors and that the current board of directors embodies the breadth of backgrounds and experience necessary for a balanced and effective board.

Our board of directors recommends a vote FOR each Class III director nominee named above.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the current nominees and our other directors who will continue in office after the meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held With MongoDB
Class I directors, nominees for election at the 2027 Annual Meeting of Stockholders
Roelof Botha(1)	52	Director
Dev Ittycheria	59	Director and former President and Chief Executive Officer
Ann Lewnes(3)(7)	64	Director
Chirantan Desai	55	President, Chief Executive Officer and Director
Class II directors whose terms expire at the 2028 Annual Meeting of Stockholders
Francisco D'Souza(3)(4)(5)	57	Director
Charles M. Hazard, Jr.(1)(5)(6)(7)	58	Director
Tom Killalea(3)(5)(8)	58	Chairperson of the Board
Class III directors whose terms expire at the 2026 Annual Meeting of Stockholders
Archana Agrawal(3)	48	Director
Hope Cochran(1)(2)	54	Director
Dwight Merriman(7)	57	Co-Founder and Director
(1)    Audit Committee Member
(2)    Audit Committee Chairperson
(3)    Compensation Committee Member
(4)    Compensation Committee Chairperson
(5)    Nominating and Corporate Governance Committee Member
(6)    Nominating and Corporate Governance Committee Chairperson
(7)    Security Committee Member
(8)    Security Committee Chairperson

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
Nominees for Election at the 2026 Annual Meeting of Stockholders
Archana Agrawal has served as a member of our board of directors since August 2019. Ms. Agrawal is currently the President of Intercom, a business messaging software company, and has served in this capacity since December 2023. Ms. Agrawal served as the Chief Marketing Officer of Formagrid, Inc. d/b/a Airtable, a cloud collaboration company from March 2020 to December 2023. She served on the board of Zendesk, Inc., a public software development company from July 2020 to November 2022. Previously, Ms. Agrawal was at Atlassian, a software business, from December 2013 to March 2020, in various roles, including Head of Enterprise and Cloud Marketing. Prior to that, Ms. Agrawal was at Ladders, Inc. from 2007 until 2013, where she led corporate-wide analytics. She began her career at the IBM Almaden Research Center. Ms. Agrawal has a combined 19 years of experience in the software industry. She holds an M.B.A. from Harvard Business School and received her M.S. in computer science from the University of Illinois at Urbana-Champaign. We believe that Ms. Agrawal is qualified to serve on our board of directors based on her leadership experience and understanding of the software industry.

Hope Cochran has served as a member of our board of directors since December 2016. Ms. Cochran is currently a Venture Partner at Madrona Venture Group, a position she has held since 2017. From September 2013 to June 2016, Ms. Cochran served as the Chief Financial Officer of the public gaming company King Digital Entertainment plc ("King Digital"), which was acquired by Activision Blizzard, Inc. in February 2016. Prior to King Digital, she served as the Chief Financial Officer of Clearwire Corporation, a telecommunications operator, from February 2011 until its acquisition by Sprint, Inc. in July 2013. Previously, she has held several roles in the software industry, including at PeopleSoft, Inc., Evant Inc. and SkillsVillage Inc., a contract resources software company that she founded. Ms. Cochran has served on the Board of Directors of Hasbro, Inc., a public toy and entertainment company, since June 2016, and is chairperson of Hasbro's audit committee and a member of its finance committee. She has also served on the Board of Directors of New Relic, Inc., a public software analytics company from 2018 to 2023 and was the lead independent director and a member of its audit committee. Ms. Cochran received her B.A. in Economics and Music from Stanford University. We believe that Ms. Cochran is qualified to serve on our board of directors based on her financial and operating background in the technology sector and her experience serving on the board of directors of public companies.
Dwight Merriman, one of our co-founders, has served as a member of our board of directors since July 2020. Prior to joining our board, he was previously employed as an advisor to MongoDB. In 1995, he co-founded DoubleClick and served as its Chief Technology Officer for 10 years. He is also a co-founder of Business Insider and Gilt Groupe. Mr. Merriman received his B.S. in Systems Analysis and Computer Science from Miami University. We believe that Mr. Merriman is qualified to serve on our board of directors based on his intimate knowledge of our business and his deep experience in our industry.
Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Roelof Botha has served as a member of our board of directors since December 2013. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member of Sequoia Capital Operations, LLC. From March 2000 to January 2003, Mr. Botha served in various positions at PayPal, Inc., a public online payments company, including as Chief Financial Officer. Mr. Botha has served on the board of directors of Natera, Inc., a public genetic testing company, since 2007, and is a member of its nominating and governance committee; on the board of directors of Block, Inc., a public provider of payments, financial and marketing services, since 2011, and is a member of its audit and risk committee and its compensation committee; on the board of directors of Unity Software, Inc., a public video game software development company, since 2009, and is a member of its audit committee. He also currently serves on the board of directors of a number of privately-held companies. Mr. Botha previously served on board of directors of 23andMe, Inc., a personal genetics company from September 2017 to September 2024, on the board of Eventbrite, a public global platform for live experiences from October 2009 to June 2022, and on the board of directors of Bird Global, Inc., a public electric vehicle ridesharing company from May 2018 to December 2022. Mr. Botha received his B.S. in Actuarial Science, Economics and Statistics from the University of Cape Town and his M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Botha is qualified to serve on our board of directors due to his knowledge of the technology industry and his experience serving on the boards of directors of public companies.
Chirantan J. Desai has served as our President and Chief Executive Officer and as a member of our board of directors since November 2025. Prior to his appointment with the Company, Mr. Desai served as President of Product and Engineering of Cloudflare, Inc. from October 2024. Previous to that, Mr. Desai served at ServiceNow, Inc. as President and Chief Operating Officer from January 2023 to July 2024, Chief Operating Officer from January 2022 to January 2023, and Chief Product and Engineering Officer from December 2016 to January 2022. Before ServiceNow, Inc., Mr. Desai served in various roles at EMC Corporation from September 2013 to December 2016, including as the President of the Emerging Technologies Division from September 2014 to December 2016. Prior to joining EMC Corporation, Mr. Desai held several executive roles at Symantec Corporation from November 2004 to September 2013, where he ran Information Management and Enterprise Security product lines. Mr. Desai began his career with Oracle Corporation and was a key member of the team that launched Oracle’s first cloud service. Mr. Desai served on the board of Zebra Technologies from December 2015 through May 2023 and was a member of its compensation committee. Mr. Desai holds a Master’s degree in Computer Science and an MBA degree from the University of Illinois at Urbana-Champaign. We believe that Mr. Desai is qualified to serve on our board of directors because of his experience building and leading high growth businesses, his prior and current service on the boards of multiple public companies and his expertise and insight into corporate matters as our current President and Chief Executive Officer.

Dev Ittycheria served as our President and Chief Executive Officer from September 2014 to November 2025. He has been a member of our board of directors since September 2014. Prior to joining us, Mr. Ittycheria served as a Managing Director at OpenView Venture Partners, a venture capital firm, from October 2013 to September 2014. From February 2012 to June 2013, Mr. Ittycheria served as Venture Partner at Greylock Partners, a venture capital firm. From April 2008 to February 2010, Mr. Ittycheria served as President-Enterprise Management at BMC Software, Inc., a computer software company, which he joined in connection with its acquisition of BladeLogic, Inc., a computer software company that Mr. Ittycheria co-founded and for which he served as Chief Executive Officer. Mr. Ittycheria currently serves as lead independent director of the board of directors of Datadog, Inc., a public software company. Mr. Ittycheria previously served on the boards of directors of Bazaarvoice, Inc., a public software company from January 2010 to August 2014; Athenahealth, Inc., a public cloud-based services company from June 2010 to February 2019; AppDynamics, Inc., a private software company from March 2011 until its acquisition by Cisco Systems, Inc. in March 2017; DataRobot, Inc., a private software company from December 2021 to March 2024; and Altimeter Growth Corporation, a blank-check company formed by an affiliate of technology focused investment firm Altimeter Capital Management, LP from October 2020 to December 2021. Mr. Ittycheria received his B.S. in Electrical Engineering from Rutgers University. We believe that Mr. Ittycheria is qualified to serve on our board of directors because of his experience building and leading high growth businesses, his prior and current service on the boards of multiple public companies and his expertise and insight into corporate matters as our former President and Chief Executive Officer.

Ann Lewnes has served as a member of our board of directors since December 2023. Ms. Lewnes has significant leadership experience in branding, advertising, direct-to-consumer e-commerce, digital marketing, and corporate strategy. She brings leadership experience in driving transformative growth and global demand at large public companies, as well as experience serving on both public and non-profit boards. Ms. Lewnes served on the Board of Directors of Mattel, Inc., a public toy and entertainment company, from February 2015 to February 2024 and chaired Mattel's Governance and Social Responsibility Committee and was a member of its Executive Committee. From November 2006 to March 2023, Ms. Lewnes served as Adobe Inc.'s Chief Marketing Officer and Executive Vice President of Corporate Strategy and Development. Previously, Ms. Lewnes was at Intel Corporation where she served as their Vice President of Marketing. She currently serves on the board of directors of the Sundance Institute. Ms. Lewnes served as vice chair of the Board of Trustees of Lehigh University from 2021 to May 2025. She received her B.A. in International Relations and Journalism from Lehigh University. We believe that Ms. Lewnes is qualified to serve on our board of directors as she offers valuable insights obtained through her extensive business and marketing experience, particularly at technology companies.
Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Francisco D’Souza has served as a member of our board of directors since November 2019. Mr. D'Souza is Managing Partner and Co-Founder of Recognize Partners, a position he has held since November 2019. He co-founded Cognizant Technology Solutions (“Cognizant”) in 1994 and served as its Chief Executive Officer from January 2007 to March 2019, where he oversaw a period of sustained growth and transformation that included: 10x increase in revenue from $1.4 billion in 2006 to $16.1 billion in 2018, a 7x increase in headcount from 39,000 in 2006 to 282,000 in 2018 and Cognizant's inclusion in the Fortune 200. Mr. D'Souza also served on the board of directors of General Electric Company from February 2013 to May 2023 and on the board of directors of Cognizant from January 2007 to March 2020 and as its Vice Chairman from June 2018 to March 2020. Mr. D’Souza serves on the tech-focused international advisory board of Banco Santander. He holds a B.B.A from the University of Macau and an M.B.A. from Carnegie Mellon University. We believe that Mr. D'Souza is qualified to serve on our board of directors based on his various executive leadership roles and technology industry expertise.
Charles M. Hazard, Jr. has served as a member of our board of directors since October 2009. Mr. Hazard is a co-founder and has served as a General Partner of Flybridge Capital Partners, a venture capital firm, since May 2002. He currently represents Flybridge Capital Partners on the boards of directors of a number of privately held companies. Prior to co-founding Flybridge, Mr. Hazard served as a General Partner at Greylock Partners. Prior to that, he was with Company Assistance Limited, an investment and consulting firm, and Bain and Company, an international management-consulting firm. Mr. Hazard received his B.A. in Economics and Political Science from Stanford University and his M.B.A. from Harvard Business School. We believe that Mr. Hazard is qualified to serve on our board of directors because of his significant knowledge of and history with our company, his knowledge of the industry in which we operate and his extensive investment and board of directors' experience.

Tom Killalea has served as a member of our board of directors since December 2015 and as the chairperson of the board of directors since July 2019. He has been an advisor to technology-driven companies since November 2014. Formerly at Amazon for 16 years, Mr. Killalea was Amazon's first Chief Information Security Officer, led the infrastructure and distributed systems team, and led the Kindle Content Ecosystem. Mr. Killalea currently serves on the board of directors of Akamai Technologies, Inc., a public technology company that provides cloud services for delivering content and business applications over the internet, Capital One Financial Corp., a public bank holding company, and Satellogic, Inc., a public earth observation company. Previously, he was a Director of Carbon Black, Inc. from April 2017 until its acquisition by VMware, Inc. in October 2019, and Xoom Corporation from March 2015 until its acquisition by PayPal, Inc. in November 2015. He serves on the editorial board of Association for Computing Machinery Queue. He holds a B.Ed. in Education from the National University of Ireland, and a B.S. in Computer Science from Trinity College in Dublin. We believe that Mr. Killalea is qualified to serve on our board of directors based on his deep expertise in product development, digital innovation, customer experience, and security.

DIRECTOR COMPENSATION

We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. We feel that it is appropriate to provide cash compensation to our non-employee directors to compensate them for their time and effort and to provide equity compensation to our non-employee directors to align their long-term interests with those of MongoDB and our stockholders. We review our director compensation program annually with input from our independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”).
Cash Compensation
Pursuant to our non-employee director compensation program, our non-employee directors receive annual cash retainers for their service on our board of directors and its committees. These cash retainers may be paid in cash or in fully vested shares of our common stock at the election of the director.
Currently, our non-employee directors are eligible to receive the following cash fees for service on our board of directors and its committees, as follows:

Compensation Element		Annual Cash Retainer ($)(1)
Annual Retainer		40,000
Non-Executive Chairperson Retainer		20,000
Committee Chair Retainer	Audit	25,000
	Compensation	15,000
	Nominating and Corporate Governance	10,000
	Security	10,000
Non-Chair Committee Retainer	Audit	10,000
	Compensation	7,500
	Nominating and Corporate Governance	4,000
	Security	4,000
(1)    If the relevant director elects to be paid in fully vested shares of our common stock, the number of shares granted to each such director will be based on the volume-weighted average trading price (“VWAP”) of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date.
We also reimburse our non-employee directors for any reasonable expenses incurred in connection with attending our board of directors and committee meetings.
Equity Compensation
Pursuant to our non-employee director compensation program, for fiscal year 2026, our non-employee directors were eligible to receive restricted stock unit (“RSU”) awards for their service on our board of directors, which such number of shares underlying the RSU award granted to each director is based on the VWAP of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date, as follows:
•Initial Equity Grant. Each newly elected non-employee director was eligible to receive an initial RSU award (the “Initial Grant”). Newly elected non-employee directors were eligible to receive a number of shares equal in value to $460,000, an increase from $430,000 in fiscal year 2025. The shares underlying the Initial Grant vest in a series of three equal annual installments on each anniversary of the grant date, subject to the director’s continued service through each vesting date. We may, in our discretion, settle an Initial Grant in cash.
•Annual Equity Grant. On the date of our annual meeting of stockholders, each incumbent, non-employee director is eligible to receive an RSU award (the “Annual Grant”). Incumbent non-employee directors were eligible to receive a number of shares equal in value to $230,000, an increase from $215,000 in fiscal year 2025. The shares underlying each Annual Grant vest on the earlier of (a) the first anniversary of the grant date and (b) our next annual meeting of stockholders, subject to the director’s continued service through such date. Newly elected directors will not be granted an Annual Grant during their first year of service. We may, in our discretion, settle an Annual Grant in cash.
In the event of the termination of a director’s service on our board of directors in connection with a change in control (as defined in our 2016 Equity Incentive Plan (the “2016 Plan”)), any unvested shares underlying the Initial Grant and/or the Annual Grant, as applicable, will fully vest as of the effective date of such termination.
The following table provides information regarding the total compensation of our non-employee directors for the fiscal year ended January 31, 2026. Mr. Desai serves as our President and Chief Executive Officer in addition to serving as a director and does not receive any additional compensation for his service as a director, and, accordingly, he is not included in the table below. Our former President and Chief Executive Officer, Mr. Ittycheria, likewise served as a director while serving as President and Chief Executive Officer, and will continue to do so until his resignation from the board of directors becomes effective November 9, 2026, unless otherwise extended, in accordance with the terms of his Advisory Services Agreement with the Company dated as of October 29, 2025 (the "Advisory Agreement"). Mr. Ittycheria did not receive, and continues not to receive, any additional compensation for his service as a director, and, accordingly, he is also not included in the table below.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Archana Agrawal	47,500	237,289(2)	284,789
Roelof Botha	50,000	237,289(2)	287,289
Hope Cochran	65,000	237,289(2)	302,289
Francisco D’Souza	59,000	237,289(2)	296,289
Charles M. Hazard, Jr.	64,000	237,289(2)	301,289
Tom Killalea	81,500	237,289(2)	318,789
Ann Lewnes	51,500	237,289(2)	288,789
Dwight Merriman	44,000	237,289(2)	281,289
(1)    The amounts in this column reflect the annual cash fees to which each non-employee director is entitled under our non-employee director compensation program for the fiscal year ended January 31, 2026. Our board of directors has determined that each of our non-employee directors has the option to have such cash fees be paid in the form of cash or in fully vested shares of our common stock. For the fiscal year ended January 31, 2026, several directors elected to be paid in shares. The fees earned during the first half of the fiscal year were paid in cash or, at the election of the non-employee director, shares of common stock on June 30, 2025. Each of Mses. Agrawal, Cochran and Lewnes, and Messrs. Botha, D'Souza and Hazard elected to be paid in shares of common stock for fees earned during the first half of the fiscal year ended January 31, 2026. The grant date fair value of such shares was calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”) based on the closing stock price of our common stock on the grant date. The fees earned during the second half of the fiscal year will be paid in cash or shares of common stock, at the non-employee director’s election, on June 30, 2026, the date of our 2026 annual meeting of stockholders. The number of shares of common stock granted to such director will be based on the VWAP of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date.
(2)    Represents the aggregate grant date fair value of RSUs granted on June 30, 2025, to each non-employee director eligible to receive an Annual Grant under the terms of our non-employee director compensation program and the 2016 Plan. The grant date fair value was computed in accordance with ASC 718 based on the closing stock price on the grant date. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K.

The following table sets forth (a) the aggregate number of unvested RSUs held by each non-employee director as of January 31, 2026 and (b) the aggregate number of options held by each non-employee director as of January 31, 2026.

Name	Total RSUs Held	Total Options Held
Archana Agrawal	1,130	—
Roelof Botha	1,130	—
Hope Cochran	1,130	7,833
Francisco D'Souza	1,130	—
Charles M. Hazard, Jr.	1,130	—
Tom Killalea	1,130	—
Ann Lewnes	1,513	—
Dwight Merriman	1,130	—
Changes in Director Compensation
Our compensation committee and board of directors believe it is important to review director compensation from time to time to help ensure that the compensation levels of our directors are aligned with those of our peer companies, so that we may attract and retain the best possible candidates to serve on our board of directors.
In February 2026, the compensation committee engaged its compensation consultant, Semler Brossy, to review the design and competitiveness of our director compensation program. Based on the findings of the assessment, and pursuant to the recommendation of the compensation committee, the board of directors approved the following changes to the compensation for non-employee directors to better align the program with our peer group median and structure, effective as of our 2026 annual meeting of stockholders:

Compensation Element		FY2026 Fee or Equity Amounts ($)	FY2027 Fee or Equity Amounts ($)
Annual Retainer		40,000	40,000
Non-Executive Chairperson Retainer		20,000	60,000
Committee Chair Retainer	Audit	25,000	30,000
	Compensation	15,000	20,000
	Nominating and Corporate Governance	10,000	12,000
	Security	10,000	12,000
Non-Chair Committee Retainer	Audit	10,000	12,000
	Compensation	7,500	10,000
	Nominating and Corporate Governance	4,000	6,000
	Security	4,000	6,000
Initial Equity Grant		460,000	520,000
Annual Equity Grant		230,000	260,000
Stock Ownership Guidelines
In 2019, to further align the interests of our directors with those of our stockholders, the board of directors adopted stock ownership guidelines for our non-employee directors. The guidelines require our existing directors and newly elected directors to acquire and hold shares of our common stock equal to at least five times the value of his or her cash board annual retainer within five years of the date the guidelines were adopted or five years of first joining the board of directors, respectively. All of our current non-employee directors satisfy the ownership requirements.

PROPOSAL 2 – APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation Tables”).
You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation - Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.
The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our named executive officers in its totality, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
In accordance with Section 14A of the Exchange Act rules, stockholders are asked to approve the following non-binding resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”
Since this proposal is an advisory vote, the result will not be binding on our board of directors or our compensation committee. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Our board of directors recommends a vote FOR the approval of the non-binding resolution on named executive officer compensation.

EXECUTIVE OFFICERS

The following is information for our named executive officers, as of the date of this proxy statement:

Name	Age	Position/Office Held With MongoDB
Chirantan Desai	55	President, Chief Executive Officer and Director
Michael Berry	63	Chief Financial Officer
Biographical information for Chirantan Desai is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Michael Berry has served as our Chief Financial Officer since May 2025. Prior to joining us, Mr. Berry served as the Executive Vice President and Chief Financial Officer of NetApp, Inc. from March 2020 through May 2025. Previous to that, Mr. Berry served as Executive Vice President and Chief Financial Officer of McAfee from February 2017 to March 2020. Mr. Berry was previously employed by FireEye, Inc., where he served as Executive Vice President, Chief Financial Officer and Chief Operating Officer. Prior to FireEye, Mr. Berry served as Executive Vice President and Chief Financial Officer of Informatica Corporation from November 2014 to September 2015. Prior to that, Mr. Berry was Executive Vice President and Chief Financial Officer of IO Data Centers, LLC, now Iron Mountain Inc; SolarWinds, Inc. and i2 Technologies, Inc. and served in a variety of other operational and finance positions. Mr. Berry has served on the board of Rapid7, Inc. since November 2012 and is the chair of its audit committee. Mr. Berry has notified Rapid7, Inc., that he will not run for re-election at the company's upcoming annual stockholder meeting. Mr. Berry has served on the board of Calix, Inc., a public cloud and appliance based platform and managed services company, since May 2025 and is a member of the audit and the strategic committees. Mr. Berry was appointed to the board of HubSpot, Inc., a public cloud-based CRM platform and customer platform, in April 2026, where he is a member of the audit committee and is expected to become chair of the audit committee on June 30, 2026. Mr. Berry holds a Bachelor of Arts in Finance from Augsburg University and a Master of Business Administration in Finance from the University of St. Thomas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The following compensation discussion and analysis describes the material elements of our executive compensation program for the fiscal year ended January 31, 2026. It also provides an overview of our compensation philosophy and objectives, our process for setting executive compensation and how the compensation committee arrived at the specific compensation decisions for our named executive officers for the fiscal year ended January 31, 2026, including the key factors considered.
Our named executive officers for the fiscal year ended January 31, 2026 were:
•Chirantan J. Desai, President and Chief Executive Officer;(1)
•Dev Ittycheria, Former President and Chief Executive Officer;(1)
•Michael Berry, Chief Financial Officer;(2)
•Srdjan Tanjga, Former Interim Chief Financial Officer;(2) and
•Cedric Pech, Former President of Field Operations.(3)
(1)     Effective November 9, 2025, Mr. Ittycheria resigned as Chief Executive Officer and, effective November 10, 2025, was succeeded by Mr. Desai, who was also appointed as a member of our board of directors. Pursuant to his Advisory Agreement, Mr. Ittycheria will continue to serve on our board of directors through November 9, 2026 (unless otherwise extended) as well as serve as an advisor to Mr. Desai and the rest of our executive team.
(2)     Mr. Tanjga served as Interim Chief Financial Officer from February 1, 2025 until his resignation on May 8, 2025. Mr. Berry succeeded Mr. Tanjga as Chief Financial Officer effective May 27, 2025.
(3)     Mr. Pech served as the President of Field Operations until his resignation effective as of April 15, 2026.
Business Highlights
Business Overview
MongoDB is the developer data platform company whose mission is to empower developers to create, transform, and disrupt industries by unleashing the power of software and data. Our developer data platform is a globally distributed operational database integrated with a set of data services that allow development teams to address the growing variety of application requirements, all in a unified and consistent user experience.
The foundation of our platform is the world’s leading, modern general purpose database. Built on our unique document-based architecture, our database is designed to handle unstructured data and meet the needs of organizations for performance, scalability, flexibility and reliability while maintaining the strengths of relational databases. Every software application requires a database to store, organize and process data. Large organizations can have tens of thousands of applications and associated databases. A database directly impacts an application's performance, scalability, flexibility and reliability. As a result, selecting a database is a highly strategic decision that directly affects developer productivity, application performance and organizational competitiveness.

We believe our core platform differentiation is driven by our ability to address the needs of organizations for performance, scalability, flexibility and reliability while maintaining the strengths of relational databases. Our document-based architecture enables developers to manage data more naturally, making it easy and intuitive for developers to rapidly and cost-effectively build, modernize, deploy and maintain applications, thereby increasing the pace of innovation within an organization. Our customers can run our database in any environment, depending on their operational requirements: fully managed as a service or self-managed in the cloud, on-premises or in a hybrid environment.
Atlas is our managed multi-cloud database-as-a-service (“DBaaS”) offering that includes an integrated set of database and related services. Built for resilience, scale, and security, Atlas is available in more than 130 regions worldwide across all three major cloud providers (Amazon Web Services, Google Cloud Platform and Microsoft Azure), enabling our customers to leverage the benefits of different cloud platforms for different use cases with broader geographic reach and helping them avoid infrastructure vendor lock-in.
Enterprise Advanced is our proprietary self-managed commercial offering for enterprise customers that can run in the cloud, on-premises or in a hybrid environment.
In addition to the database offering, our developer data platform includes additional capabilities that allow developers to address a broader range of application requirements. Our platform’s integrated capabilities allow organizations to reduce the need for disparate, single-purpose data technologies, thereby lowering the cost and complexity of their application infrastructure. Some of the platform capabilities include:
•Search. Extends the developer interface for working with the database to seamlessly implement relevance-based search operations, simplifying the development of rich search experiences in applications. It also eliminates the need to run a separate search engine alongside the database and maintains the sync between the two systems.

•Vector search. Enables customers to easily and securely use pre-trained foundation models to leverage their own proprietary, up-to-date data for more accurate and trustworthy AI applications. Atlas Vector Search allows the integration of an operational database and vector search in a unified, fully managed platform.
•Embedding and reranking models. In February 2025, we acquired all outstanding shares of Voyage AI Innovations, Inc. (“Voyage AI”), which was a pioneer in state-of-the-art embedding and reranking models that power next-generation AI applications. These models improve the accuracy of data retrieval and reduce the risk of AI hallucinations, which has been a primary factor limiting generative AI adoption. Integrating Voyage AI’s technology with MongoDB’s data platform capabilities will enable organizations to confidently, cost effectively, and securely build trustworthy, AI powered applications that deliver more accurate and reliable results at scale.

We believe the market for our offerings is large and growing. According to the International Data Corporation’s Worldwide Database Management Systems Software Forecast, 2025-2029, the worldwide Database Management Software market was $93 billion in 2024, growing to approximately $169 billion in 2029. This represents a 13% five-year compound annual growth rate. Over the last two years, a number of companies launched code assistant tools, which leverage generative AI to help developers write and test their code faster, thereby accelerating application development. We believe this acceleration in application development will further benefit the data management software market, by increasing the volume of new software and demand for scalable, flexible data platforms to manage the resulting growth of data.
Fiscal Year 2026 Performance Summary
•Revenue. Total revenue was $2.46 billion for the full year fiscal 2026, an increase of 23% year-over-year. Subscription revenue was $2.39 billion, an increase of 23% year-over-year, and services revenue was $77.8 million, an increase of 24% year-over-year.
•Gross Profit. Gross profit was $1.77 billion for the full year fiscal 2026, representing a 72% gross margin compared to 73% in the year-ago period.
•Loss from Operations. Loss from operations was $137.0 million for the full year fiscal 2026, compared to a loss from operations of $216.1 million in the year-ago period.
•Net Loss. Net loss was $71.2 million, or $0.88 per share, based on 81.2 million weighted-average shares outstanding, for the full year fiscal 2026. This compares to a net loss of $129.1 million, or $1.73 per share in the the year-ago period, based on 74.6 million weighted-average shares outstanding, for the full year fiscal 2025.
•Cash Flow. During the year ended January 31, 2026, MongoDB generated $505.1 million of cash from operations compared to $150.2 million of cash from operations in the year-ago period.
•Customers. As of January 31, 2026, we had over 62,500 customers across a wide range of industries and in over 100 countries, compared to over 54,500 customers in the year-ago period.

Executive Leadership Transitions in Fiscal Year 2026
In November 2025, we appointed Mr. Desai as our President and Chief Executive Officer to succeed Mr. Ittycheria, who continues to serve as an advisor and on our board of directors pursuant to his Advisory Agreement with the Company. The board of directors regularly engages in succession planning, including conducting annual reviews at the full board level, to evaluate both short- and long-term leadership needs and to identify and develop potential internal and external candidates. As part of this ongoing process, the board of directors conducted a comprehensive CEO search supported by an executive search firm to identify a next-generation leader with deep experience in cloud infrastructure, AI, enterprise software, and product innovation—someone equipped to guide the Company on its continued journey towards durable, profitable growth.
The board of directors ultimately selected Mr. Desai based on his over 25 years of experience pioneering innovative technology solutions in cloud infrastructure, enterprise software, cybersecurity, AI, and large-scale SaaS platforms. Most recently, Mr. Desai served as President of Product and Engineering at Cloudflare, where he drove product strategy and execution during a period of strong revenue growth and stock performance for the company. Prior to Cloudflare, Mr. Desai served as President and Chief Operating Officer at ServiceNow, where he helped organically scale the company from $1.5 billion to over $10 billion in annualized revenue. Mr. Desai has also previously held executive roles at EMC and Symantec, and he began his career with Oracle as a key member of the team that launched the company's first cloud service.
We carried out several other transitions in our executive leadership team in fiscal year 2026. In February 2025, Mr. Tanjga was appointed Interim Chief Financial Officer and served until his resignation in May 2025. Mr. Berry was appointed to succeed Mr. Tanjga as Chief Financial Officer in May 2025.
Compensation Package for our New Chief Executive Officer
In developing a compensation package for Mr. Desai in connection with his appointment as Chief Executive Officer, our board of directors and compensation committee gave careful consideration to the compensation structure that was reasonable and necessary to incentivize Mr. Desai to assume the role and drive the achievement of our strategic objectives. Our board of directors and compensation committee considered the critical nature of the role and the extremely competitive environment for public company chief executive officers in our industry, as well as Mr. Desai's qualifications and demonstrated impact. Mr. Desai's equity awards were designed to (i) incentivize the re-acceleration of growth of our business in an increasingly competitive market being disrupted by AI and other emerging technologies, (ii) encourage long-term value creation for our stockholders and (iii) compensate him for certain unvested equity awards that he forfeited upon his departure from Cloudflare, his prior employer, in connection with his decision to join MongoDB. Our board of directors and compensation committee partnered with Semler Brossy, our independent compensation consultant, to structure a compensation package that we believe aligns with such incentives.
In connection with his appointment as our President and Chief Executive Officer, Mr. Desai entered into an offer letter containing the principal terms and conditions of his employment. The offer letter provides for, among other things, (i) an annual base salary of $500,000; (ii) an annual target bonus opportunity of 70% of his annual base salary pursuant to our bonus plan; (iii) a sign-on bonus of $2,500,000 in cash, with the payment schedule described below; and (iv) other equity awards described below.
Sign-On Cash Bonus. 50% of the $2,500,000 is payable following six months of continuous service and the remaining 50% is payable following twelve months of continuous service. As of January 31, 2026, neither payment had vested. The sign-on cash bonus was awarded to offset equity forfeited by Mr. Desai in connection with his departure from his prior employer.
Sign-On RSU Award. Mr. Desai received an award of RSUs with a target award value of $15,000,000, totaling 44,096 RSUs, subject to vesting over two years in eight equal quarterly installments after the first quarter following the vesting start date and standard continuous service requirements. As of January 31, 2026, none of Mr. Desai's RSUs have vested. The RSUs will also be subject to a one-year holding period following each applicable vesting date. The number of RSUs was determined based on a target dollar value, calculated using the closing stock price of the Company’s common stock on the Nasdaq on October 27, 2025. The sign-on RSU award was granted to offset equity forfeited by Mr. Desai in connection with his departure from his prior employer, to induce him to join MongoDB and to create long-term alignment with our stockholders.
Sign-On PSU Award. Mr. Desai received a performance-based equity award ("PSU") with a target award value (100%) of $17,500,000, subject to the stock price targets described below. Mr. Desai is eligible to earn up to 200% of the PSU award upon achievement of the maximum attainment threshold indicated below. The PSU award intends to promote stockholder value creation by tying Mr. Desai’s payout to sustained, meaningful stock price appreciation over a performance period of up to five years. Because Mr. Desai will not realize value from the PSU award unless our stockholders also experience substantial value creation, the award directly aligns his compensation with stockholder interests. The PSU award further incentivizes significant and sustained performance, with vesting only occurring at stock price targets significantly above our current stock price (as shown in the table below) and only if the 60-day average stock price equals or exceeds the applicable thresholds, as described below. The sign-on PSU award was granted to offset equity forfeited by Mr. Desai in connection with his departure from his prior employer, to induce him to join MongoDB and as a meaningful performance incentive to drive value creation for our stockholders.
The PSU award is divided into four attainment thresholds that each require achievement of a stock price as set forth in the table below. Attainment thresholds will be met if the 60-consecutive trading day average of our stock price equals or exceeds the applicable stock price threshold at the end of the trading day (the "Attainment Date") within five years of Mr. Desai's employment start date. Based on the attainment threshold achieved, Mr. Desai will be eligible to receive the corresponding percentage of PSUs. The PSUs will vest on the corresponding date below or the Attainment Date, whichever is later.

Stock Price Threshold ($)(1)	Vesting Date(2)	Percent of Target	Total Potential Number of PSUs(3)
375	January 1, 2027	100%	51,445
400	January 1, 2028	125%	64,306
475	January 1, 2029	150%	77,167
600	January 1, 2029	200%	102,890
(1)    The stock price threshold will be attained if the 60-consecutive trading day average equals or exceeds the applicable stock price threshold.
(2)    The PSUs will vest on the applicable vesting date or the Attainment Date, whichever is later, subject to Mr. Desai's continued service with us through each applicable vesting date or, if later, the applicable Attainment Date. Any PSUs that have not yet vested on or before November 9, 2030 shall be forfeited in full and no payout shall be made.
(3)    Represents the total number of PSUs that may vest. At each vesting date, the number of PSUs that vest will be net of any previously vested PSUs. The number of PSUs was determined based on a target dollar value of $17,500,000, calculated using the closing share price of the Company’s common stock on the Nasdaq on October 27, 2025.
Compensation Package for our New Chief Financial Officer
Following Mr. Tanjga's resignation, our board of directors appointed Mr. Berry as Chief Financial Officer in May 2025. In connection with his appointment, Mr. Berry entered into an offer letter containing the principal terms and conditions of his employment. The offer letter provides for, among other things, (i) an annual base salary of $350,000; (ii) an annual target bonus opportunity of 65% of his annual base salary pursuant to our bonus plan; and (iii) the RSU awards described below.
Sign-On RSU Awards. Mr. Berry received two RSU awards in connection with his appointment as Chief Financial Officer: a new hire grant with a target award value of $9,000,000, totaling 50,802 RSUs, and a sign-on bonus grant with a target award value of $3,000,000, totaling 16,934 RSUs. Each of the RSU awards will vest over four years, with 25% of the RSUs vesting on the 12-month anniversary of the vesting start date, and the balance vesting in equal quarterly installments, in each case, subject to continuous service on each applicable vesting date. The number of RSUs was determined based on a target dollar value, using the VWAP of our common stock on the Nasdaq for the 30-trading days immediately prior to the grant date of May 27, 2025. The sign-on RSU awards were granted to offset equity forfeited by Mr. Berry in connection with his departure from his prior employer and to induce him to join MongoDB.

Executive Summary
To achieve the key objectives of our executive compensation program and drive our pay-for-performance culture without incentivizing undue risk taking, the compensation committee employs the following governance practices:

What We Do
✓	Pay for Performance
Tie 100% of executive annual bonus pay to company performance using annual corporate objectives selected for their ability to drive operational and financial performance. Provide 50% of the target value of long-term equity incentive compensation under our annual long-term incentive program in the form of performance stock units.

✓	Balance Short- and Long-Term Compensation
The allocation of incentives among the short-term incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals. For fiscal year 2026, 94.5% of our former Chief Executive Officer’s total reported compensation, 99.6% of our current Chief Executive Officer's total reported compensation and an average of 91.8% of the total reported executive compensation for our other named executive officers (excluding Mr. Tanjga) was in the form of long-term equity incentive awards.

✓	Multi-Year Vesting Periods for Long-Term Compensation	Multi-year vesting periods for awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.
✓	Mitigation of Risk	Our executive compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions and multiple performance metrics.
✓	Clawback Policies
We maintain two clawback policies: one mandates recoupment of covered executive officers' incentive-based compensation in case of an accounting restatement due to material noncompliance with financial reporting requirements under U.S. securities laws under Rule 10D-1 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the other authorizes the board of directors to recoup bonus, incentive, or equity-based compensation from any of our current or former executive officers who engaged in misconduct (as described below), including in events unrelated to financial restatements.

✓	Stock Ownership Guidelines	Executive officers are expected to acquire and maintain a certain level of ownership interest, in order to emphasize long-term performance and to promote alignment with stockholders.
✓	Engage an Independent Compensation Consultant	Our fully independent compensation committee retains an independent compensation consultant on matters pertaining to executive and non-employee director pay and governance.
✓	Regularly Review Share Utilization	Management and the Board regularly evaluate share utilization levels by reviewing the cost and dilutive impact of stock compensation.
✓	Annual Say on Pay
We conduct an annual say-on-pay advisory vote. At our 2025 Annual Meeting of Stockholders, approximately 82% of the votes cast on the say-on-pay proposal were in favor of the fiscal year 2025 compensation of our named executive officers.

What We Don't Do
✗	Excessive Tax Gross-Ups	We do not have any arrangements with our executive officers providing excessive tax gross-ups.
✗	Excessive Executive Perquisites	We generally do not provide executive fringe benefits or perquisites such as car allowances to our executives, other than certain services related to cybersecurity, which we consider to be in our best interest.
✗	Hedging or Pledging of MongoDB Securities
We prohibit hedging and pledging of MongoDB securities by our employees, directors and consultants, except for case-by-case exceptions for employees who are not executive officers or directors, as approved by our board of directors.

✗	Single-trigger vesting upon change in control
If there is a change in control, outstanding equity will vest only if there is a termination of employment following such change in control (a “double trigger”). A change in control alone will not trigger vesting.

✗	Supplemental executive retirement and pension benefits	We do not provide supplemental executive retirement or pension benefits.

Stockholder Engagement
We appreciate and value the views and insights of our stockholders. We believe that ongoing engagement builds mutual trust and alignment with our stockholders and is essential to our long-term success.
Our Legal and Investor Relations teams, with participation by our People and Sustainability leaders, annually meet with our stockholders. We regularly communicate topics discussed with stockholders and stockholder feedback to senior management, which in turn is discussed with our board of directors. We believe that our approach to engaging directly and openly with our stockholders drives increased corporate accountability, improves decision making, and ultimately helps create sustainable long-term value for our stakeholders.
In fiscal year 2026, we reached out to stockholders owning approximately 40% of our outstanding stock (based on ownership levels as of September 30, 2025) and held conversations with stockholders owning an aggregate of approximately 11% of our outstanding stock. Through this outreach, we solicited feedback on our executive compensation practices and corporate governance, and provided updates on our culture, sustainability and AI initiatives.
Responsiveness to Stockholder Feedback
We have a proven track record of evolving our practices based on the dialogue we maintain with our investors. Recent enhancements include:
•Enhanced Executive Compensation Disclosures: In this proxy statement, we expanded our executive-compensation disclosures to include greater backwards looking information of incentive program targets and actual outcomes. This expansion continues to build upon our updates in the fiscal year 2024 proxy statement, when, again in response to stockholder feedback requesting greater disclosure on named executive officer compensation calculations, we added tables indicating attainment levels of company performance metrics used to determine named executive officer compensation.
•Implementation of Proxy Access: In February 2026, following feedback from our stockholders regarding enhanced avenues for investor representation, the board of directors — upon recommendation from the nominating and corporate governance committee — approved amendments to our amended and restated bylaws to implement "proxy access." These provisions allow a stockholder, or group of up to 20 stockholders, owning at least 3% of our common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two directors or 20% of the Board (whichever is greater), provided certain requirements are met.
•Enhanced Board Disclosures: Based on investor requests for greater transparency, we added a board of directors skills matrix (beginning in fiscal year 2023) and introduced detailed tables indicating attainment levels of company performance metrics (beginning in fiscal year 2024).

Going forward, we will continue to maintain an active dialogue with our stockholders to evaluate feedback on issues of importance to them.
Say-on-Pay
Results of the 2025 Say-on-Pay Vote
At last year’s annual meeting of stockholders, approximately 82% of votes cast approved the “say-on-pay” proposal regarding the compensation awarded to named executive officers. We take the views of our stockholders seriously and view this result as an indication that the principles of our executive compensation program are supported by our stockholders.
Annual Say-on-Pay Frequency
Consistent with our stockholders' recommendation at our 2025 annual meeting that we solicit a say-on-pay vote on an annual basis, we will again hold a say-on-pay vote at our upcoming annual meeting. We believe an annual “say-on-pay” vote will best reinforce our desire to communicate with our stockholders and allow them to regularly express a view on our compensation policies and practices. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be in 2031.
Executive Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance and aligning the compensation of our executive officers with the long-term interests of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•attract, motivate, incentivize and retain a highly skilled team of executives who contribute to our long-term success;
•provide compensation packages to our executive officers that are competitive and reward the achievement of our financial, operational and strategic objectives; and
•effectively align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. The emphasis on long-term incentive compensation is illustrated in the following pay mix charts.

FY 2026 Current CEO Pay Mix	FY 2026 Former CEO Pay Mix

FY 2026 Pay Mix - Other NEOs(3)
(1)     Mr. Desai's sign-on cash bonus is excluded from this table since neither cash payment vested in fiscal year 2026 and such sign-on cash bonus reflects a one-time occurrence unrelated to our existing compensation practices.
(2)     For Messrs. Desai and Berry, "Long Term Incentives" includes their sign-on equity awards, which are described in the section above titled "Executive Leadership Transitions in Fiscal Year 2026".
(3) Data excludes Mr. Tanjga, who resigned from MongoDB on May 8, 2025.
Our executive compensation program has been designed to attract, retain and motivate talented executives. Accordingly, when setting individual executive compensation levels, the compensation committee generally aims to position target total direct compensation at levels that are competitive with other public and private companies in our industry and regions with whom we compete for talent. Further, our compensation committee tends to weight the target total direct compensation opportunities of our executive officers more heavily towards equity compensation. Target pay positioning may vary by individual depending on the experience level and performance of the executive and other factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies.
Process for Setting Executive Compensation
Role of the Compensation Committee. Compensation decisions for our named executive officers are determined by the compensation committee, with input from our independent compensation consultant and, as appropriate, management (including our Chief Executive Officer, except in regard to his compensation). The compensation committee reviews the compensation of our named executive officers on an annual basis to ensure the executives are appropriately compensated and motivated, and makes adjustments as necessary.
Pursuant to its charter, the compensation committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our named executive officers and for reviewing and approving performance goals and objectives relevant to these compensation arrangements, and considering factors related to the performance of MongoDB. For additional information about the compensation committee, see the section titled “Board of Directors and Corporate Governance–Board Committees–Compensation Committee.”
Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the compensation committee (together with the board of directors) determines any adjustments to his compensation as well as awards to be granted, taking into account the board of directors' evaluation of the Chief Executive Officer’s performance. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the compensation consultant.
The compensation committee has the authority to obtain, at the expense of MongoDB, advice and assistance from its own advisors as it considers necessary or appropriate in the performance of its duties. For the fiscal year ended January 31, 2026, the compensation committee retained Semler Brossy to review and assess our executive compensation practices relative to market compensation practices and to provide market compensation data. For additional information on this engagement, see the section below titled "Role of the Compensation Consultant."
Role of the Compensation Consultant. For fiscal year 2026, the scope of the compensation consultant's engagement for the compensation committee included:
•reviewing the materials prepared for the compensation committee by management relative to fiscal year 2026 compensation for the named executive officers;
•advising the compensation committee on executive compensation trends;
•reviewing our market equity compensation practices, including the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) and the potential voting power dilution to our stockholders (our “overhang”);
•presenting market data and analysis to assist the compensation committee in setting target compensation for named executive officers;
•researching, developing and reviewing the compensation peer group used for fiscal year 2026 executive compensation benchmarking;
•advising on our non-employee director compensation program;
•reviewing our current incentive design structures against market incentive design structures; and
•supporting other ad hoc matters throughout the year.
Semler Brossy reviewed and provided input on the Compensation Discussion and Analysis section of this proxy statement. In retaining Semler Brossy, the compensation committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. After review of information provided by each of the members of the compensation committee as well as information provided by Semler Brossy, the compensation committee determined that there were no conflicts of interest raised by their work with the compensation committee.
Role of Chief Executive Officer. In discharging its responsibilities, the compensation committee works with members of our management, including our Chief Executive Officer. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management's perspective on compensation matters. The compensation committee solicits and reviews our Chief Executive Officer's recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation).
The compensation committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and considers them as one factor in determining the compensation for our executive officers. Our Chief Executive Officer recuses himself from all deliberations and recommendations regarding his own compensation.
The compensation committee has also delegated limited authority to the Chief Executive Officer to make equity grants to certain employees who are not executive officers.
Use of Competitive Market Data. Our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies and companies with which we compete for top talent. This compensation peer group consists of technology companies and is determined based on several factors, including industry classification and company size based on metrics such as revenue, market capitalization and headcount along with other qualitative factors.

In the third quarter of fiscal year 2025, the compensation committee, in consultation with Semler Brossy, reviewed the companies in our peer group to determine if adjustments were necessary based on strategic and company size alignment. As a result of this review, the compensation committee approved the following 15-company peer group for purposes of fiscal year 2026 compensation decisions:

ANSYS [ANSS]	DocuSign [DOCU]	Samsara [IOT]
Cloudflare [NET]	Dynatrace [DT]	Snowflake [SNOW]
Confluent [CFLT]	Elastic N.V. [ESTC]	Trade Desk [TTD]
Crowdstrike [CRWD]	HubSpot [HUBS]	Unity Software [U]
Datadog [DDOG]	Okta [OKTA]	Zscaler [ZS]
As previewed in our proxy for fiscal year 2025, we removed Five9 due to its smaller market capitalization and removed New Relic as their compensation data became outdated following closure of its acquisition transaction. We added Samsara and Confluent given their comparable financial scales and relevant business dynamics. At the time of the compensation committee's approval of this peer group, relative to the companies in this peer group, MongoDB was at the 33rd percentile in terms of revenue and at the 40th percentile in terms of market capitalization.
The compensation committee referred to compensation data from this peer group in the first quarter of fiscal year 2026 to assist with the determination of compensation for our directors and executive officers. In addition, the compensation committee used survey data from a 2024 technology industry executive compensation survey to evaluate the competitive market when formulating its recommendation for the total direct compensation packages for our executive officers, including base salary, target bonus, and long-term incentive compensation opportunities. This survey provides compensation market intelligence and is widely used within the technology industry.
The compensation committee reviews the compensation peer group at least annually to make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. In the third quarter of fiscal year 2026, the compensation committee made further adjustments to the peer group for purposes of fiscal year 2027 compensation determinations by removing Crowdstrike due to its larger market capitalization relative to MongoDB's, removing ANSYS as its compensation data became outdated following its acquisition transaction and adding Nutanix and Twilio given comparable financial scales and relevant business dynamics. At the time of the compensation committee's approval of this peer group, relative to the companies in this peer group, MongoDB was at the 39th percentile in terms of revenue and at the 41st percentile in terms of market capitalization.

Executive Compensation Program Components for FY2026
Named executive officer compensation awarded in the fiscal year ended January 31, 2026 consisted of the following components.

Compensation Element(1)	How Payout is Determined	Performance Measures	Purpose
Base Salary •Fixed •Paid in cash	Compensation committee determines salary; considers competitive market information, retention, performance, criticality of role and potential impact	N/A	•Provides compensation at a level consistent with competitive practices •Reflects role, responsibilities, skills, experience and performance
Annual Performance-Based Bonus •Variable •Paid in cash or in equity pursuant to our Senior Leadership Equity Bonus Program	Compensation committee determines executive bonus; considers performance against pre-established goals, with discretion to reduce executive bonus payout amounts	Net New ARR(2), Non-GAAP Operating Income(3), and Revenue	•Motivates and rewards executives for achievement of annual goals •Aligns management and stockholder interests by linking pay to performance
Long-Term Equity Incentives •Variable •Paid in stock
•For RSUs: Compensation committee determines amounts and terms of RSU grants for executive officers
•For PSUs: Compensation committee determines amounts and considers performance against pre-established goals, with discretion to reduce executive bonus payout amounts
For PSUs: ARR Growth(4) and Operating Cash Flow(5)
•Serves a retention function
•Aligns management and stockholder interests by facilitating management ownership, linking pay to performance (for PSUs) and tying value of award at vesting to stock price at vesting

(1)     See section titled "Executive Compensation—Executive Leadership Transitions in Fiscal Year 2026" for non-standard award elements granted in connection with the appointment of our new named executive officers in fiscal year 2026.
(2)     See definition of Net New ARR in the section titled "Executive Compensation—Annual Performance-Based Bonus Program".
(3) See definition of Non-GAAP Operating Income in the section titled "Executive Compensation—Annual Performance-Based Bonus Program".
(4)     See definition of ARR Growth in the section titled "Executive Compensation—Long-Term Equity Incentives—Performance Stock Units".
(5)     See definition of Operating Cash Flow in the section titled "Executive Compensation—Long-Term Equity Incentives—Performance Stock Units".
Base Salary
Base salary represents the fixed portion of the compensation of our named executive officers, and is an important element of compensation intended to attract and retain highly talented individuals. The compensation committee’s decisions on base salary levels for the named executive officers are primarily based on its review of competitive market information for comparable positions, the executive’s performance of his or her duties, the criticality of the executive’s role to the execution of corporate strategy and the executive’s potential to impact future business results. For our named executive officers other than our Chief Executive Officer, the compensation committee also considers the Chief Executive Officer’s recommended salary adjustments based on a position relative to the competitive market information. Base salaries are reviewed by our compensation committee annually and are adjusted from time-to-time as deemed appropriate.
In fiscal year 2026, there were no adjustments to annual base salaries for any of our named executive officers. Set forth below are the base salaries for each of the named executive officers for fiscal year 2026.

Named Executive Officer	2025 Base Salary ($)	2026 Base Salary ($)
Chirantan Desai	—	500,000(1)
Dev Ittycheria	500,000	500,000(2)
Michael Berry	—	350,000(3)
Srdjan Tanjga	—	384,800(4)
Cedric Pech(5)	302,500(6)	357,500(7)
(1) Represents Mr. Desai's annualized base salary as of the date of his appointment as Chief Executive Officer effective November 10, 2025.
(2)    Represents Mr. Ittycheria's annualized base salary prior to his resignation as Chief Executive Officer effective November 9, 2025. Mr. Ittycheria remains employed as an advisor pursuant to his Advisory Agreement and, as such, he will receive an annual salary of $100,000. For additional information on this agreement, see the section below titled "Executive Compensation–Employment, Severance and Change in Control Agreements–Offer Letters and Employment Agreements."
(3)    Represents Mr. Berry's annualized base salary as of the date of his appointment as Chief Financial Officer effective May 27, 2025.
(4)    Represents Mr. Tanjga's annualized base salary during his tenure as Interim Chief Financial Officer from February 1, 2025 through May 8, 2025.
(5)    Effective April 15, 2026, Mr. Pech resigned from his position as President of Field Operations.
(6)    Mr. Pech's base salary is paid in Swiss Francs (CHF) and, for purposes of this table, is converted into U.S. dollars based on the exchange rate as of January 31, 2025 of 1.10 CHF to the U.S. Dollar.
(7)    Mr. Pech’s base salary is paid in Swiss Francs (CHF) and, for the purposes of the table, is converted into U.S. dollars based on the exchange rate as of January 31, 2026 of 1.30 CHF to the U.S. dollar.
The actual base salary amounts paid to our named executive officers for fiscal year 2026 are set forth in the “Summary Compensation Table” below.
Annual Performance-Based Bonus Program
Our annual performance-based bonus program for named executive officers provides incentive compensation that is specifically designed to motivate our named executive officers to achieve pre-established company-wide priorities set by the board of directors and to reward them for results and achievements in a given year. The annual target bonus opportunities for our named executive officers are determined by the compensation committee in the first quarter of each fiscal year and expressed as a percentage of their annual base salary, with the potential bonus opportunity generally commensurate with each executive’s role and responsibilities. The bonus program is paid out in cash.
Given the interim nature of Mr. Tanjga's appointment, Mr. Tanjga was enrolled in our Management by Objectives Plan ("MBO Plan"), which we offer to eligible employees, and not in our annual performance-based bonus program for named executive officers.
Target Award Opportunities. In fiscal year 2026, there were no adjustments to target bonus opportunities for any of our named executive officers. The target annual performance-based bonus award opportunities for Messrs. Ittycheria, Tanjga and Pech were determined by the compensation committee in the first quarter of fiscal year 2026, and at hire for Messrs. Desai and Berry, and are expressed as a percentage of their annual base salary, as follows:

Named Executive Officer	FY2026 Target Bonus Opportunity (%)	FY2026 Target Bonus Opportunity ($)
Chirantan Desai	70	350,000
Dev Ittycheria	70	286,848(1)
Michael Berry	65	227,500
Srdjan Tanjga(2)	30	115,440
Cedric Pech	140	500,500(3)
(1)    Represents a prorated target bonus opportunity amount, reflecting Mr. Ittycheria's salary change effective November 10, 2025. For additional information about this salary change, see the section below titled "Executive Compensation–Employment, Severance and Change in Control Agreements–Offer Letters and Employment Agreements."
(2)    Represents Mr. Tanjga's bonus opportunities pursuant to our MBO Plan.
(3)    Mr. Pech’s bonus is paid in Swiss Francs (CHF) and, for the purposes of the table, is converted into U.S. dollars based on the exchange rate as of January 31, 2026 of 1.30 CHF to the U.S. dollar.

Executive Bonus Goal Setting. The compensation committee approved the performance metrics and their relative weighting for fiscal year 2026 performance-based bonus awards in the first quarter of fiscal year 2026. The targets against which performance is measured are generated through our annual budget and strategic planning process, which was reviewed with our board of directors and finalized in the first quarter of fiscal year 2026. For fiscal year 2026, the compensation committee again determined that the performance goals for our named executive officers would be comprised entirely of corporate performance goals. The compensation committee believes that these goals represent rigorous objectives for our named executive officers and align with stockholder interests.
The diagram below illustrates the mechanics of our annual performance-based bonus program.
Unlike our annual performance-based program for named executive officers, our MBO Plan bases annual bonuses on both the company's overall performance and the individual's performance. The MBO Plan uses the same performance goals, weighting, and similar performance accelerators and decelerators as our annual performance-based program. Mr. Tanjga's bonus would have been based on the overall company goal attainment, as described in this section, weighted at 75%, and his individual performance as set by his manager, weighted at 25%. Mr. Tanjga's maximum potential payout is (i) 120% of target with respect to his corporate performance (ii) and 130% of target for his individual performance goal.
Under the executive bonus program, no bonus is payable under a particular performance goal if achievement falls below the performance thresholds indicated below. If, however, Net New ARR, Non-GAAP Operating Income or Revenue is achieved at or above the threshold value or percentage indicated below, the payout with respect to those measures is between 40% and 200% of the target bonus.
In the first quarter of fiscal year 2027, the compensation committee determined that our company's financial performance was equal to 117%, 198% and 104% of Net New ARR, Non-GAAP Operating Income and Revenue targets for fiscal year 2026, respectively. As a result, the weighted payout for fiscal year 2026 applicable to our named executive officers was equal to 146.34% of target.

Performance Goal	Weighting (%)	Threshold Performance (40%-70% Payout(1)) ($)	Target Performance (100% Payout) ($)(2)	Maximum Performance (200% Payout) ($)(2)	Actual Performance ($)(2)	Weighted Impact (%)(3)	Payout Percent (%)
Net New ARR(4)	35	334	446	609	520	48.87	146.34
Non-GAAP Operating Income(5)	30	130	230	430	456	60.00
Revenue	35	2,063	2,380	3,253	2,464	37.47
(1)    Threshold payout for Net New ARR, Non-GAAP Operating Income, and Revenue was 40%, 50% and 70%, respectively. Amounts are in $MM.
(2)    Amounts are in $MM.
(3)    For purposes of calculating the bonus payout amount, when the executive’s attainment exceeds the target performance, accelerators are triggered in order to reward the higher-than-expected performance, while decelerators are applied if the actual results are lower than the performance target. Potential payout is capped at 200% and ranges between 0-200% of the executive’s target bonus opportunity (after applying the decelerator/accelerator factor). Actual payouts for fiscal year 2026 are included in this section under the heading "FY2026 Bonus Payouts".
(4)    Net New ARR is defined as the net change of annualized recurring revenue ("ARR") over a given time period. ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of customers to whom MongoDB Atlas was sold, through our direct sales force and channel partners, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. ARR excludes professional services.
5)    Non-GAAP income from operations ("Non-GAAP Operating Income") is defined as GAAP operating income adjusted for stock-based compensation expense and amortization of intangible assets and post-combination compensation expense associated with prior acquisitions.

FY2026 Bonus Payouts. For our named executive officers, the compensation committee generally considers and approves actual performance-based bonus award payments for the first half of the fiscal year at their first meeting following July 31 of that fiscal year, and considers and approves actual performance-based bonus award payments for the second half of the fiscal year in the first quarter of the following fiscal year. When performance for the first half of the fiscal year is tracking at a level that is higher than 100% achievement, the compensation committee will typically approve the mid-year payouts based on 100% achievement, with any additional amounts earned to be paid when performance for the entire year is determined. Conversely, in the event the amounts determined and paid for the first half of the fiscal year are subsequently determined to be higher than the amounts earned based on full year performance, such excess amounts may be deducted from the year-end payouts at the compensation committee’s discretion.
In August 2025, the compensation committee reviewed proposed payouts for the first half of fiscal year 2026 for our named executive officers and concluded that while achievement of the corporate performance goals for the first half of fiscal year 2026 was determined to be 121.58% of target, it was prudent to provide payouts for the first half of fiscal year 2026 at 100% and true up, as necessary, at the end of fiscal year 2026. In February 2026, achievement of the corporate performance goals for fiscal year 2026 for these named executive officers was determined to be 136.5% of target, which, due to accelerators, resulted in a 146.34% payout. The compensation committee reviewed and approved the bonus payments to these executives for fiscal year 2026, as set forth in the table below.

Named Executive Officer	FY2026 Target Bonus Opportunity (%)	FY2026 Target Bonus Opportunity ($)	FY2026 Bonus – Corporate Performance Achievement (%)	Actual Annual Bonus Earned ($)	Actual Annual Bonus (as a % of Target Bonus)
Chirantan Desai	70	350,000	146.34	114,133	32.61(1)
Dev Ittycheria	70	286,848(2)	146.34	419,787	146.34
Michael Berry	65	227,500	146.34	226,581	99.60(3)
Srdjan Tanjga(4)	30	115,440	114.77	—	—
Cedric Pech	140	500,500(2)	146.34	732,456(5)	146.34
(1)    Mr. Desai's actual annual bonus was prorated from 146.34% to 32.61% of his target bonus based on his time in his role during the performance period (November 10, 2025 through January 31, 2026) during the fiscal year 2026 performance period ending on January 31, 2026.
(2)    As described above in the section above titled "Executive Compensation–Executive Compensation Program Components for FY2026–Annual Performance-Based Bonus Program–Target Award Opportunities", this reflects a prorated target bonus opportunity amount. Mr. Ittycheria was paid in performance stock units in lieu of cash, pursuant to the Senior Leadership Equity Bonus Program described below.
(3)    Mr. Berry's actual bonus was prorated from 146.34% to 99.60% of his target bonus based on his time in his role during the performance period (May 27, 2025 through January 31, 2026) during the fiscal year 2026 performance period ending on January 31, 2026.
(4)    Mr. Tanjga resigned effective May 8, 2025 and thus was ineligible for the August 2025 and February 2026 bonus payout dates. Because Mr. Tanjga participated in our MBO plan during his service as Interim Chief Financial Officer from February 1, 2025 until his resignation, rather than in our executive bonus plan, his corporate performance achievement percentage reflects the distinct metrics and weightings applicable under the MBO Plan, as described above in the section titled "Executive Compensation—Executive Compensation Program Components for FY2026—Annual Performance-Based Bonus Program—Target Award Opportunities".
(5)    Mr. Pech’s cash bonus is set and paid in Swiss Francs (CHF) and, for the purposes of the table, is converted into U.S. dollars based on the exchange rate as of January 31, 2026 of 1.30 CHF to the U.S. dollar.
Senior Leadership Equity Bonus Program. Under the Senior Leadership Equity Bonus Program, certain senior executives, including our named executive officers, could elect, at the beginning of the fiscal year, to have their target performance-based bonus award structured as a stock-settled award (the “bonus stock award”) in the form described below, rather than being paid in cash. Under the terms of the program, senior executives who elect to receive their target annual incentive award as a bonus stock award will receive a performance stock unit award that vests in two installments following the determinations of the award's achievement of performance for the first half and second half of the fiscal year. The target grant date value of the bonus stock awards received by participants in the program is equal to 100% of the target cash bonus exchanged, without premium, calculated based on the closing price of our common stock on a date shortly prior to the grant date. The bonus stock awards for fiscal year 2026 were granted on March 15, 2025.
In the first quarter of fiscal year 2027, our compensation committee determined to discontinue the program effective fiscal year 2027; therefore, no further grants under this program shall be made going forward.

Mr. Ittycheria and Mr. Tanjga elected to participate in the program with respect to their fiscal year 2026 bonus awards; however, Mr. Tanjga left before any of his shares vested and therefore forfeited his award.
Below are the details of the bonus stock awards issued to Mr. Ittycheria and Mr. Tanjga pursuant to the program.

Named Executive Officer	FY2026 Target Bonus Opportunity ($)	Target Number of Shares Granted Under FY2026 Bonus Stock Awards in Lieu of Cash Bonus(1)	Number of Shares Earned under Bonus Stock Awards in Lieu of Cash Payout(2)
Dev Ittycheria(3)	286,848	1,463	2,141
Srdjan Tanjga(4)	115,440	589	—
(1)    The target number of performance stock units to be awarded was determined by dividing the named executive officer's target bonus opportunity by $196.12, the closing stock price as of March 12, 2025. The value shown here may differ from the grant date fair value shown in the applicable compensation tables because of the accounting methodology required in those tables in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.
(2)    Consistent with the cash bonus program, the executive may vest in up to 200% of the target number of shares underlying the bonus stock award, including the effect of the accelerators. For Mr. Ittycheria, 2,141 shares underlying the bonus stock award vested for fiscal year 2026.
(3)    For Mr. Ittycheria, our compensation committee originally approved a target bonus amount of $350,000 and a corresponding target number of shares of 1,785; however these figures were prorated to reflect Mr. Ittycheria's salary change effective November 10, 2025. For additional information about Mr. Ittycheria's salary change, see the section below titled "Executive Compensation–Employment, Severance and Change in Control Agreements–Offer Letters and Employment Agreements."
(4)    Mr. Tanjga resigned effective May 8, 2025 and thus was ineligible for the August 2025 and February 2026 payout dates.
The performance-based bonus award payments made to our named executive officers for fiscal year 2026 are set forth in the “Summary Compensation Table” below.
Long-Term Equity Incentives
Long-term incentive compensation in the form of equity awards is an important tool for us to attract industry leaders of the highest caliber and to retain them for the long term. We provide long-term incentive compensation to ensure that a significant portion of named executive officer compensation is tied to our long-term results and increases in stockholder value. The majority of our named executive officers’ target total direct compensation opportunity in fiscal year 2026 was provided in the form of long-term equity awards.
The compensation committee annually approves long term equity incentive compensation to our named executive officers consisting of RSUs and PSUs. The target value of long-term equity awards under our annual long-term incentive program is weighted 50% in the form of PSUs and 50% in the form of RSUs. The RSUs vest subject to service requirements while PSUs are earned contingent upon achievement of ARR Growth and Operating Cash Flow performance targets and vest subject to service requirements.
Restricted Stock Units
The compensation committee grants some or all of our executive officers time-vesting RSUs each year as part of our annual review of our executive compensation program. The compensation committee, in consultation with the Chief Executive Officer (except in regard to his equity awards), determines the size and material terms of equity awards granted to our named executive officers, taking into account the role and responsibility of the named executive officer, our philosophy of more heavily weighting equity compensation over cash compensation, individual performance, competitive factors including competition for technology executives, peer group data, the size and value of unvested and outstanding equity compensation already held by each executive officer, the total annual target cash compensation opportunity for each named executive officer and retention objectives. The compensation committee independently determines the long-term incentive awards for the Chief Executive Officer.
Each RSU is the economic equivalent of one share of our common stock and is settled in shares of our common stock. Since the value of the RSU awards increases with any increase in the value of the underlying shares, they serve as an incentive that aligns the interests of our executive officers with the long-term interests of our stockholders. In addition, because they are subject to a multi-year vesting requirement, RSU awards serve our retention objectives since our executive officers generally must remain continuously employed by us through the applicable vesting dates to fully earn these awards. Unlike stock options, RSUs have real economic value when they vest even if the market price of our common stock declines or stays flat, thus delivering more predictable and durable value to our executive officers. Additionally, because of their “full value” nature, RSU awards deliver the desired grant date fair value using a lesser number of shares than an equivalent stock option, thereby enabling us to reduce the dilutive impact of our long-term incentive award mix and to use our equity compensation resources more efficiently.
The table below sets forth the standard annual RSU awards granted to our named executive officers during fiscal year 2026, as approved by the compensation committee.

In accordance with Mr. Ittycheria's and Mr. Pech's regular four-year vesting schedule described below, 10,159 of Mr. Ittycheria's RSUs have vested and 5,362 of Mr. Pech's RSUs have vested as of the date of this proxy statement. Mr. Ittycheria's RSUs will continue to vest until October 2, 2026 in connection with his Advisory Agreement, and the remaining 16,086 of Mr. Pech's shares were forfeited in connection with his Separation Agreement, effective February 27, 2026 ("Separation Agreement"). For more information, please see the section titled “Executive Compensation—Employment, Severance and Change in Control Agreements—Offer Letters and Employment Agreements”.

Named Executive Officer	Time-Based RSUs (number of shares)	Aggregate Grant Date Fair Value ($)(1)
Chirantan Desai(2)	—	—
Dev Ittycheria	40,638(3)	7,692,773
Michael Berry(2)	—	—
Srdjan Tanjga(4)	—	—
Cedric Pech	21,448(3)	4,060,106
(1)    The grant date fair value was computed in accordance with ASC 718 based on the closing stock price at the grant date, as reported on the Nasdaq. The value shown here may differ from the grant date fair value shown in the applicable compensation tables because of the accounting methodology required in those tables in accordance with FASB ASC Topic 718.
(2)    Messrs. Desai and Berry did not receive standard, long-term RSU grants because they were not executive officers as of the date of grant and instead received grants of sign-on RSU awards. They will be eligible to receive standard, long-term RSU awards beginning fiscal year 2027. For more information regarding the sign-on awards, please see the section of the proxy statement entitled "Executive Leadership Transitions in Fiscal Year 2026" above.
(3)    The number of RSUs was determined based on a target dollar value, calculated using the 30-day VWAP of our stock during the period ending on, or a few days prior to, the grant date.
(4)    Given the interim nature of his appointment, Mr. Tanjga did not receive a long-term RSU grant.
The RSUs granted to Messrs. Ittycheria and Pech for fiscal year 2026 are subject to time-based vesting over four years, with 1/16th of shares granted vesting each quarter following April 1, 2025, contingent on their continued employment with us through each vesting date.
Performance Stock Units
Each PSU is the economic equivalent of one share of our common stock and is settled in shares of our common stock. PSUs may be earned over a one-year performance period based upon satisfaction of certain performance metrics (as described below), and are subject to three-year ratable service-based vesting from the grant date, except that the first vesting date is the later of April 1, 2025 and the date of certification by the compensation committee of the applicable performance metrics.
The table below sets forth the standard PSU awards (reflected at target of 100%) granted to our named executive officers during fiscal year 2026, as approved by the compensation committee.

Named Executive Officer	Target Performance-Based PSUs (number of shares)	Aggregate Grant Date Fair Value at Target(1)
Chirantan Desai(2)	—	—
Dev Ittycheria	40,638(3)	7,692,773
Michael Berry(2)	—	—
Srdjan Tanjga(4)	—	—
Cedric Pech	21,448(3)	4,060,106
(1)    The grant date fair value was computed in accordance with ASC 718 based on the closing stock price at the grant date, as reported on the Nasdaq. The value shown here may differ from the grant date fair value shown in the applicable compensation tables because of the accounting methodology required in those tables.
(2)    Messrs. Desai and Berry did not receive standard, long-term PSU grants because they were not executive officers as of the grant date. Mr. Desai instead received a sign-on PSU award in connection with his appointment as our President and Chief Executive Officer. Messrs. Desai and Berry will be eligible to receive standard, long-term PSU awards in fiscal year 2027. For more information regarding the sign-on awards, please see the section of the proxy statement entitled "Executive Leadership Transitions in Fiscal Year 2026" above.
(3)    The number of PSUs was determined based on a target dollar value, calculated using the 30-day VWAP of our stock during the period ending on, or a few days prior to, the grant date. In accordance with Mr. Pech's fiscal year 2026 PSU payout described below, on April 1, 2026, 10,794 PSUs vested. The remaining 21,588 shares were forfeited in connection with the termination of Mr. Pech's Separation Agreement. For more information, please see the section titled "Executive Compensation—Employment, Severance and Change in Control Agreements—Offer Letters and Employment Agreements”.
(4)    Given the interim nature of Mr. Tanjga's appointment, Mr. Tanjga did not receive an annual long-term PSU grant.
The PSUs granted in fiscal year 2026 were eligible to be earned between 0% and 200% ("Performance Target Ranges") based on the percentage growths of our ARR (“ARR Growth”) and cash generated by our regular operating activities ("Operating Cash Flow"), each from February 1, 2025 through January 31, 2026. Consistent with fiscal year 2025, in fiscal year 2026, we used Operating Cash Flow as a sliding metric to determine whether any PSUs would be eligible for vesting based on achievement of a predetermined Operating Cash Flow level.
Our compensation committee considered a variety of factors, including our continued growth, our dynamic, highly competitive industry and the difficulty of predicting future performance in such an environment, and concluded that ARR Growth and Operating Cash Flow were most directly linked to our long-term growth plan and, as a result, their performance drive stockholder value and align the interests of our management with those of our stockholders.
The table below shows the threshold, target and maximum ARR Growth and Operating Cash Flow metrics used to determine PSU payouts for fiscal year 2026.

Company Performance Goal	Weighting (%)	Threshold Performance (50% Payout)	Target Performance (100% Payout)	Maximum Performance (200% Payout)
ARR Growth	70	17%	22%	32%
Operating Cash Flow	30	(40)(1)	68(1)	260(1)
(1)    Amounts are in $MM.

In February 2026, achievement of the corporate performance goals for fiscal year 2026 for our remaining named executive officers was determined to be 151% of target in the aggregate. The compensation committee accordingly reviewed and approved PSU achievement at 151% of target for fiscal year 2026. The table below indicates actual attainment levels of corporate performance metrics for fiscal year 2026.

Company Performance Goal	Weighting (%)	Target Performance	Actual Performance	Weighted Impact (%)	Payout Percentage (%)(1)
ARR Growth	70	22%	25%	91	151
Operating Cash Flow	30	$68(2)	$505(2)	60

(1)    For purposes of calculating the bonus payout amount, when the executive’s attainment exceeds the performance target, accelerators are triggered in order to reward the higher-than-expected performance, while decelerators are applied if the actual results are lower than the performance target. Potential payout ranges between 0-200% of the executive’s target bonus opportunity (after applying the decelerator/accelerator factor).
(2)    Amounts are in $MM.
Equity Grant Practices. We have the following practices regarding equity compensation grants:
•We do not strategically time long-term incentive awards in coordination with the release of material non-public information ("MNPI") and have never had a practice of doing so. Accordingly, we have no additional disclosure pursuant to Item 402(x) of Regulation S-K.
•We have never timed and do not plan to time the release of MNPI for the purpose of affecting the value of executive compensation.
•For equity grants to be granted to our non-employee directors at our 2026 annual meeting and to our executive officers and other employees for fiscal year 2027, we determined the number of shares based on a target dollar value, calculated using the 30-day VWAP of our stock during the period ending on, or a few days prior to, the grant date. We believe that using the VWAP mitigates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.
•We do not currently grant stock options, stock appreciation rights (SARs) or similar awards with "option-like" features, and thus we have not adopted a policy regarding the timing of any such awards in connection with the disclosure of MNPI.
•The accounting for equity awards granted by us is compliant with accounting principles generally accepted in the United States and is disclosed in our annual and quarterly financial reports filed with the SEC.
Health and Welfare Plans; Retirement Plans
Our named executive officers are eligible to receive the same employee benefits that are generally available to all full-time employees in their respective jurisdictions, subject to the satisfaction of certain eligibility requirements.
For our U.S.-based named executive officers (Messrs. Desai, Ittycheria, Berry and Tanjga), these benefits include our health, dental and vision plans and life and disability insurance plans, on the same basis as any other salaried U.S. employees. In addition, we maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to the applicable annual limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). Starting on January 1, 2026, we began matching employee contributions up to 6% of eligible compensation, capped at $5,000 annually. Matching contributions will vest after one year of employment.
For our Switzerland-based named executive officer, Cedric Pech, these benefits include our health, dental and vision plans and life and disability insurance plans, on the same basis as any other salaried Switzerland employees. In addition, we maintain a pension plan that provides benefits to Mr. Pech and other Switzerland-based employees, including old-age retirement pension or capital payment, death lump sum and pension to surviving partner, orphans’ pension and disability pension. Contributions to the pension are paid in part by us and in part by the employee, with contribution amounts dependent on an employee's salary and age.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties.
For each of our named executive officers, we have engaged CyberWa, Inc., a cyber-protective service company, to analyze (on a monthly basis) the IT equipment used by all of our named executive officers to ensure the data privacy and cybersecurity of our named executive officers. We believe that, due to the nature of our business, such services are essential to the protection of our data, and have required all named executive officers to remain compliant with cybersecurity protocols. Based on assessments conducted to evaluate our security measures, at times, we may provide enhancements to the security measures taken with respect to our named executive officers in order to protect them from certain risks associated with their position, including enhancing security at the named executive officer's personal residence.

Employment, Severance and Change in Control Agreements
Offer Letters and Employment Agreements
We have offer letters or employment agreements with each of our named executive officers. The offer letters and employment agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, initial target bonus, initial equity grant amount, eligibility for employee benefits and severance benefits upon a qualifying termination of employment. Each of our named executive officers has also executed our standard form of invention assignment, confidentiality and arbitration agreement. The key terms of employment with our named executive officers are described below.
Chirantan Desai
We entered into an offer letter with Chirantan Desai, our President and Chief Executive Officer, dated October 29, 2025, which sets forth the terms and conditions of his employment with the Company. Mr. Desai’s offer letter sets forth (i) an annual base salary of $500,000 (as may be amended from time to time); (ii) an annual target bonus of 70% of his annual base salary (as may be amended from time to time) pursuant to our bonus plan; (iii) a sign-on bonus of $2,500,000 in cash, with 50% payable following six months of continuous service and the remaining 50% payable following twelve months of continuous service; and (iv) a sign-on grant of RSUs and PSUs as described in the section titled "Executive Compensation—Executive Leadership Transitions in Fiscal Year 2026" above. Mr. Desai’s employment is at will and may be terminated at any time, with or without cause.
Our offer letter agreement with Mr. Desai provides that, if we terminate Mr. Desai for any reason other than for “cause” or due to Mr. Desai's death or disability, or if Mr. Desai resigns his position with us for “good reason” (as such terms are defined in his offer letter), Mr. Desai would be entitled to receive payment of his then-current base salary for a period of 12 months following his termination date in accordance with our regular payroll practices, and company-paid health insurance coverage for a period of up to 12 months following his termination date. In addition, if such termination or resignation occurs either in connection with, or within three months prior to or 12 months after, a change in control, Mr. Desai would also be entitled to receive (i) payment of an amount equal to his target cash bonus for a period of 12 months following his termination date, in addition to payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination date occurs (except if he previously elected to receive a bonus stock award in lieu of cash for such period) and a prorated bonus for the year in which the termination occurred, (ii) 100% acceleration of vesting of all then-outstanding time-based unvested equity awards held by Mr. Desai and (iii) acceleration of vesting of then-outstanding performance-based unvested equity awards held by Mr. Desai based on the greater of target performance or actual performance. Payment of any of the above-described severance benefits is conditioned on the delivery and non-revocation of a general release of claims in our favor within 50 days after Mr. Desai's termination.
Dev Ittycheria
We entered into an amended and restated offer letter with Dev Ittycheria, our former President and Chief Executive Officer, dated September 29, 2017, as further amended and restated in December 2021 which sets forth the terms and conditions of his employment with us. Mr. Ittycheria’s annual base salary pursuant to his amended and restated offer letter is $400,000 (as may be amended from time to time). Mr. Ittycheria is also eligible to receive an annual target bonus of $280,000 (as may be amended from time to time) pursuant to our bonus plan. Mr. Ittycheria’s employment is at will and may be terminated at any time, with or without cause.
The amended and restated offer letter agreement with Mr. Ittycheria provides that, if we terminate Mr. Ittycheria for any reason other than for “cause” or due to Mr. Ittycheria's death or disability, or if Mr. Ittycheria resigns his position with us for “good reason” (as such terms are defined in his offer letter), Mr. Ittycheria would be entitled to receive payment of his then-current base salary for a period of 12 months following his termination date in accordance with our regular payroll practices, and company-paid health insurance coverage for a period of 12 months following his termination date. In addition, if such termination or resignation occurs either in connection with, or within three months prior to or 12 months after, a change in control, Mr. Ittycheria would also be entitled to receive (i) payment of an amount equal to his target cash bonus for a period of 12 months following his termination date, in addition to payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination date occurs (except if he previously elected to receive a bonus stock award in lieu of cash for such period), (ii) 100% acceleration of vesting of all then-outstanding time-based unvested equity awards held by Mr. Ittycheria and acceleration of vesting of then-outstanding performance-based unvested equity awards held by Mr. Ittycheria based on the greater of target performance or actual performance. Payment of any of the above-described severance benefits is conditioned on the delivery and non-revocation of a general release of claims in our favor within 50 days after Mr. Ittycheria’s termination.
Mr. Ittycheria stepped down as our President and Chief Executive Officer on November 9, 2025. He did not receive any severance in connection with his resignation. Pursuant to his Advisory Agreement dated as of October 29, 2025, following his resignation, Mr. Ittycheria continues to be an employee of MongoDB through November 9, 2026 (unless otherwise extended) as an advisor to the President and Chief Executive Officer, executive team and the board of directors. Mr. Ittycheria will receive an annual salary of $100,000 and may receive an annual bonus to be targeted at seventy percent (70%) of the base salary for fiscal year 2026. Following January 31, 2026, he will no longer be eligible for any bonus. In addition, Mr. Ittycheria's outstanding service-based awards will continue to vest until October 2, 2026 subject to his continuous service. Mr. Ittycheria is not entitled to severance in connection with a termination of employment; however, the Advisory Agreement cannot be terminated other than for “cause” prior to November 9, 2026.
Michael J. Berry
We entered into an offer letter with Michael J. Berry, our Chief Financial Officer, dated April 14, 2025, which sets forth the terms and conditions of his employment with the Company. Mr. Berry's annual base salary pursuant to his offer letter is $350,000 (as may be amended from time to time). Mr. Berry is also eligible to receive an annual target bonus of 65% of his annual base salary (as may be amended from time to time) pursuant to our bonus plan. Mr. Berry received two grants of service-vesting RSUs in connection with his appointment as described in the section titled "Executive Compensation—Executive Leadership Transitions in Fiscal Year 2026" above. Mr. Berry's employment is at will and may be terminated at any time, with or without cause.
Our offer letter agreement with Mr. Berry provides that, if we terminate Mr. Berry for any reason other than for “cause” or due to Mr. Berry's death or disability, or if Mr. Berry resigns his position with us for “good reason” (as such terms are defined in his offer letter), Mr. Berry would be entitled to receive payment of his then-current base salary for a period of six months following his termination date in accordance with our regular payroll practices, and company-paid health insurance coverage for a period of up to six months following his termination date. In addition, if such termination or resignation occurs either in connection with, or within three months prior to or 12 months after, a change in control, Mr. Berry would also be entitled to receive (i) payment of an amount equal to his target cash bonus for a period of six months following his termination date, in addition to payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination date occurs (except if he previously elected to receive a bonus stock award in lieu of cash for such period) and a prorated bonus for the year in which the termination occurred, (ii) 100% acceleration of vesting of all then-outstanding time-based unvested equity awards held by Mr. Berry and acceleration of vesting of then-outstanding performance-based unvested equity awards held by Mr. Berry based on the greater of target performance or actual performance. Payment of any of the above-described severance benefits is conditioned on the delivery and non-revocation of a general release of claims in our favor within 50 days after Mr. Berry's termination.
Srdjan Tanjga
Mr. Tanjga is not a party to, and did not enter into, any new arrangements with us in connection with his service as Interim Chief Financial Officer. Mr. Tanjga entered into a standard employee offer letter that provided for at-will employment and did not provide any termination benefits. Mr. Tanjga did not receive, and was not entitled to, any compensation or benefits in connection with his termination of service.
Cedric Pech
We entered into a Swiss-law governed employment agreement with Cedric Pech, our former President of Field Operations and former Chief Revenue Officer, with an effective date of February 11, 2019, as further amended and restated in January 2022, which sets forth the terms and conditions of his employment with us. Mr. Pech’s annual base salary pursuant to his amended and restated employment agreement is CHF 252,033 ($327,644) (as may be amended from time to time). Mr. Pech is also eligible to receive annual target sales compensation of CHF 352,846 ($458,700) (as may be amended from time to time) pursuant to our variable compensation plan. The initial terms and conditions of Mr. Pech’s employment are set forth in his written employment agreement. Mr. Pech’s base salary and target sales compensation were set and paid in CHF and converted into U.S. dollars for purposes of these disclosures based on the exchange rate as of January 31, 2026 of 1.30 CHF to the U.S. dollar, as reflected above.

The employment agreement with Mr. Pech provides that, if we terminate Mr. Pech for any reason other than for “cause” or due to Mr. Pech's death or disability, or if Mr. Pech resigns his position with us for “good reason” (as such terms are defined in his employment agreement), Mr. Pech would be entitled to receive payment of his then-current base salary for a period of six months following his termination date in accordance with our regular payroll practices, and an amount equal to six months of his then-current health insurance premium for a period of six months. In addition, if such termination or resignation occurs either in connection with, or within three months prior to or 12 months after, a change in control, Mr. Pech would also be entitled to receive (i) payment of his target cash bonus for a period of six months following his termination date, in addition to payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination date occurs (except if he previously elected to receive a bonus stock award in lieu of cash for such period), (ii) 100% acceleration of vesting of all then-outstanding time-based unvested equity awards held by Mr. Pech and acceleration of vesting of then-outstanding performance-based unvested equity awards held by Mr. Pech based on the greater of target performance or actual performance. Payment of any of the above-described severance benefits is conditioned on the delivery and non-revocation of a general release of claims in our favor within 50 days after Mr. Pech’s termination.
Mr. Pech stepped down as our President of Field Operations effective April 15, 2026. He did not receive any severance in connection with his resignation. Pursuant to his Separation Agreement, effective February 27, 2026 with a term ended April 15, 2026, Mr. Pech remained an employee and provided advisory services and continued to receive his base salary through April 15, 2026. Mr. Pech also remained eligible to receive his fiscal year 2026 bonus. Mr. Pech's outstanding unvested equity awards under the 2016 Plan continued to vest until April 1, 2026.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally nondeductible. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
Additional Compensation Policies and Practices
Executive Officer Recoupment (“Clawback”) Policy
In fiscal year 2024, our board of directors adopted the MongoDB, Inc. Financial Restatement Compensation Recoupment Policy (the “Recoupment Policy”) in accordance with Rule 10D-1 of the Dodd-Frank Act. Under the Recoupment Policy, our compensation committee will, to the extent permitted by law, recoup any incentive compensation (cash and equity) received by the executive officers in the event of a restatement of our financial statements (regardless of whether detrimental conduct has occurred). In the case of a restatement of our financial statements, the board of directors will reasonably promptly recover the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the board of directors determines that the financial measure contains a material error.
In addition, we maintain a separate misconduct compensation recoupment policy (the “Misconduct Recoupment Policy”) which provides that our compensation committee may exercise its discretion to require any of our executive officers to reimburse bonus, incentive or equity-based compensation awarded to such executive officer, up to 100% of such compensation, if such executive officer (i) engages in intentional misconduct or gross negligence that results, in whole or in part, in a financial restatement, (ii) commits any act or omission that constitutes or, if it occurred during the executive officer’s employment, would constitute, “cause”, (iii) been aware of or willfully blind to any act or omission that would constitute “misconduct” under the Misconduct Recoupment Policy that occurred in an area over which the executive officer had supervisory authority or (iv) violated any restrictive covenants applicable to the executive officer.
Insider Trading Policy; Policy Prohibiting Hedging and Pledging of Our Equity Securities
We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our Company’s securities by directors, officers, and employees, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards. While MongoDB itself is not subject to the Insider Trading Policy, MongoDB does not trade in its securities when it is in possession of material nonpublic information except as may be pursuant to an appropriately adopted Rule 10b5-1 trading plan.
Our insider trading policy also prohibits all of our employees, directors and consultants from pledging or engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls and short sales, except for case-by-case exceptions for employees who are not officers or directors, as approved by our board of directors.
Stock Ownership Guidelines
In 2019, the board of directors adopted stock ownership guidelines for our executive officers. The guidelines require that, within five years of the date the guidelines were adopted or five years of first becoming one of our executive officers, each executive officer own at least a number of shares of common stock equal to a multiple of the executive’s base salary, as follows:
•Chief Executive Officer: must hold shares of MongoDB common stock with a value equal to five times his base salary; and
•All other executive officers: must hold shares of MongoDB common stock with a value equal to three times their base salary.
The following shares of our common stock count towards compliance with the guidelines:

•Shares owned by the executive officer;
•Shares owned jointly by the executive officer and spouse;
•Shares held in a trust established by the executive officer for the benefit of the executive officer and/or family members;
•Shares equal to the number of vested deferred stock units credited to the executive officer under any arrangement maintained by us;
•Shares credited to the executive officer’s 401(k) plan account; and
•Vested shares of time-based restricted stock/restricted stock units to the extent they have not yet settled.
Unvested and unearned performance-vesting shares/units, unvested restricted shares/units and unexercised stock options (whether vested or unvested) do not count towards director or executive officers’ compliance with the guidelines.
As of the date of this Proxy Statement, all of our current executive officers satisfy the ownership requirements or have a period of time remaining to meet the required ownership level.
Compensation Risk Assessment
As part of its oversight of our executive compensation program, the compensation committee reviews and considers any potential risk implications created by its compensation awards. The compensation committee believes that the executive compensation program is designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements does not encourage excessive risk taking. The compensation committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components. In connection with its continual risk assessment, the compensation committee notes the following attributes of the executive compensation program:
•the balance between fixed and variable compensation, short and long-term compensation, and cash and equity payouts; and
•regular review of the executive compensation program by an independent compensation consultant.
The compensation committee also has oversight over our responsibility to review all our compensation policies and procedures, including the incentives that they create, to determine whether they present a significant risk. In consultation with management and Semler Brossy, in May 2025, the compensation committee assessed our compensation plans, policies and practices for named executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on MongoDB. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. The compensation committee conducts this assessment annually.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into MongoDB’s annual report on Form 10-K for the fiscal year ended January 31, 2026.
Respectfully submitted by the members of the compensation committee of the board of directors:

The Compensation Committee

Francisco D'Souza (Chair)
Archana Agrawal
Tom Killalea
Ann Lewnes

The material in this report is not “soliciting material,” is not deemed “filed” with, the SEC and is not to be incorporated by reference in any filing of MongoDB under the Securities Act or the Exchange Act, other than our Annual Report on Form 10‑K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for our fiscal year ended January 31, 2026 in accordance with SEC rules.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Chirantan Desai President and Chief Executive Officer	2026	114,583	52,601,945(3)	114,133	—	52,830,661
Dev Ittycheria Former President and Chief Executive Officer	2026	408,333	15,735,621(3)	—	129,993(4)	16,273,947
	2025	500,000	15,046,370	—	296,975	15,843,345
	2024	400,000	14,825,835	—	65,612(5)	15,291,447
Michael Berry Chief Financial Officer	2026	238,718	12,798,717(3)	226,581	12,412(4)	13,276,428
Srdjan Tanjga Former Interim Chief Financial Officer	2026	104,945	115,515(3)	—	691(4)	221,151
Cedric Pech President of Field Operations(6)	2026	357,500	8,120,213(3)	732,456	111,896(7)	9,322,065
	2025	302,500	6,920,163	448,252	114,683	7,785,598
	2024	292,358	7,107,244	613,952	140,829	8,154,383
(1)    The amounts in this column represent the grant date fair value of equity awards granted during the year. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers. Equity awards granted under the 2016 Plan during each year include: (a) awards of time-based RSUs; (b) awards of PSUs pursuant to the Senior Leadership Equity Bonus Program; (c) awards of PSUs under our long-term incentive program; (d) for Mr. Desai, one-time sign-on awards of RSUs and PSUs in connection with his appointment as Chief Executive Officer and (e) for Mr. Berry, two one-time sign-on awards of RSUs in connection with his appointment as Chief Financial Officer. RSU and PSU awards are valued based on the closing price of our common stock on the grant date in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in this column are set forth in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year. In the case of PSUs pursuant to the Senior Leadership Equity Bonus Program and the long-term incentive program, the grant date fair value was determined based on the applicable performance conditions being achieved at the target payout level, which we determined to be the probable outcome as of the grant date. In the case of the one-time sign-on award of PSUs granted to Mr. Desai, the grant date fair value was calculated based on the application of a Monte Carlo simulation model to determine the probable outcome of the market-based performance conditions based on the applicable performance conditions being achieved at the maximum payout level (200%), which we determined to be the probable outcome as of the grant date. The grant date fair value shown here may differ from the approved value shown in the Compensation Discussion and Analysis because of the accounting methodology required in this table.
(2)    Represents annual performance-based cash bonus awards. The amounts reported represent performance-based cash bonus awards earned by the named executive officer based on the achievement of certain company goals and the individual's target bonus amount. Bonus awards are paid semi-annually, based on the achievement of the company objectives set at the beginning of the fiscal year. For Messrs. Desai and Berry, such amounts are prorated to reflect their period of service with the Company during fiscal year 2026. For fiscal year 2026, Messrs. Ittycheria and Tanjga did not receive a performance-based cash bonus award, as they elected to be paid in equity in lieu of cash. Please see the section titled “Senior Leadership Equity Bonus Program” in our Compensation Discussion and Analysis for additional details.
(3)    Includes (i) in the case of Mr. Ittycheria, an award of PSUs granted pursuant to the executive's election to receive a bonus stock award under the Senior Leadership Equity Bonus Program in lieu of fiscal year 2026 non-equity incentive compensation; (ii) in the case of Mr. Tanjga, an award of PSUs pursuant to our MBO Plan; (iii) in the case of each of Messrs. Ittycheria and Pech, an award of RSUs and PSUs granted pursuant to our long-term incentive program; (iv) in the case of Mr. Desai, one-time awards of RSUs and PSUs in connection with his appointment as Chief Executive Officer, and (v) in the case of Mr. Berry, two one-time RSU awards in connection with his appointment as Chief Financial Officer. For Mr. Desai, includes 44,096 RSUs with a grant date fair value of $16,487,053 and 102,890 PSUs with a grant date fair value of $36,114,892 in connection with his appointment as Chief Executive Officer. For Mr. Ittycheria, includes 1,785 PSUs with a grant date fair value of $350,075 granted pursuant to the Senior Leadership Equity Bonus Program and, pursuant to our long-term incentive program, 40,638 RSUs with a grant date fair value of $7,692,773 and 40,638 PSUs with a grant date fair value of $7,692,773. Mr. Ittycheria's 1,785 PSUs were later prorated to a target stock amount of 1,463 given his salary change effective November 10, 2025. For Mr. Berry, includes 50,802 RSUs with a grant date fair value of $9,599,038 and 16,934 RSUs with a grant date fair value of $3,199,679 granted in connection with his appointment as Chief Financial Officer. For Mr. Tanjga, includes 589 PSUs with a grant date fair value of $115,515, granted pursuant to the MBO Plan. Mr. Tanjga’s PSUs that were granted in fiscal year 2026 and which remained unvested as of his separation on May 8, 2025 were forfeited. For Mr. Pech, includes 21,448 RSUs with a grant date fair value of $4,060,106 and 21,448 PSUs with a grant date fair value of $4,060,106 granted pursuant to our long-term incentive program. Each of the foregoing grant date fair values was determined based on the applicable performance conditions being achieved at the target payout level, which we determined to be the probable outcome as of the grant date. Assuming that maximum performance is achieved under the Senior Leadership Equity Program and corresponding MBO Plan for Mr. Tanjga, the value of the PSUs made to Mr. Ittycheria and Mr. Tanjga at the date of grant would have been $700,148 and $141,599, respectively. Assuming that maximum performance is achieved under the long-term incentive program, the value of the PSUs made to Messrs. Ittycheria and Pech at the date of grant for fiscal year 2026 would have been $15,385,547 and $8,120,213, respectively. Please see the sections titled “Senior Leadership Equity Bonus Program” and "Long-Term Equity Incentives" in our Compensation Discussion and Analysis and the “Grants of Plan-Based Awards” table for additional details.
(4)    Represents (i) expenses incurred by us related to a cybersecurity assessment and related services (“Cybersecurity Services”) at the executive’s personal residence in the amount of $16,667 for Mr. Ittycheria and $10,000 for Mr. Berry; (ii) gross-up payment for food vouchers offered to all U.S. based employees; (iii) $113,296 incurred by us related to security enhancements for Mr. Ittycheria's personal residence and (iv) in the case of Mr. Berry, our Section 401(k) matching contributions (which vest after one year of service).
(5)    In addition to amounts previously reported in fiscal year 2024, Mr. Ittycheria received personal security services valued at $33,726.
(6)    Mr. Pech’s cash compensation was paid in CHF and, for the purposes of the table, converted into U.S. dollars based on the exchange rate as of January 31, 2026 of 1.30 CHF to U.S. dollar for fiscal year 2026 (except for Cybersecurity Services which were paid in U.S. dollars). Values for fiscal year 2025 were calculated based on the exchange rate of January 31, 2025 of 1.10 CHF to U.S. dollar (except for the Cybersecurity Services which were paid in U.S. dollars). Values for fiscal year 2024 were calculated based on the exchange rate of January 31, 2024 of 1.16 CHF to U.S. dollar (except for the Cybersecurity Services which were paid in U.S. dollars).
(7)    Represents (i) a monthly housing and health coverage allowance of $47,175, (ii) a health allowance of $6,864, (iii) $20,000 of expenses incurred by us for Cybersecurity Services at the executive’s personal residence, (iv) employer contributions to a Swiss pension (defined contribution) plan of $35,706 and (v) life insurance (or similar risk insurance) premiums paid by us of $2,151.
Grants of Plan-Based Awards
The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended January 31, 2026.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Chirantan Desai	11/10/2025	PSU(4)		—		—	51,445	102,890	—	36,114,892
	11/10/2025	RSU(4)		—		—	—	—	44,096	16,487,053
	11/10/2025	Annual Cash(5)	175,000	350,000	700,000	—	—	—	—	—
Dev Ittycheria	3/15/2025	PSU(6)		—		893	1,785	3,570	—	350,074
	3/20/2025	RSU(7)		—		—	—	—	40,638	7,692,773
	3/20/2025	PSU(7)		—		20,319	40,638	81,276	—	7,692,773
Michael Berry	5/27/2025	RSU(8)		—		—	—	—	50,802	9,599,038
	5/27/2025	RSU(8)		—		—	—	—	16,934	3,199,679
	5/27/2025	Annual Cash(5)	113,750	227,500	455,000	—	—	—	—	—
Srdjan Tanjga	3/15/2025	PSU(6)		—		489	589	722		115,515
Cedric Pech	3/15/2025	Annual Cash	250,250	500,500	1,001,000	—	—	—	—	—
	3/20/2025	RSU(7)		—		—	—	—	21,448	4,060,106
	3/20/2025	PSU(7)		—		10,724	21,448	42,896	—	4,060,106
(1)    Mr. Pech’s annual cash bonus target is set and paid in CHF and, for the purposes of the table, converted into U.S. dollars based on the exchange rate as of January 31, 2026 of 1.30 CHF to the U.S. dollar. Actual payout is reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)    Amounts represent the threshold, target and maximum number of shares that could be earned pursuant to (i) PSUs granted under the long-term incentive program granted on March 20, 2025; (ii) the Senior Leadership Equity Bonus Program in lieu of fiscal year 2026 non-equity incentive compensation on March 15, 2025 and (iii) PSUs granted to Mr. Desai as a one-time sign-on award.
(3)    Time-based RSU awards and performance-based PSU awards are valued based on the grant date fair value. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in this column are set forth in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year. In the case of PSUs granted to Mr. Desai as a one-time sign-on award, the grant date fair value was calculated based on the application of a Monte Carlo simulation model to determine the probable outcome of the market-based performance conditions based on the applicable performance conditions being achieved at the maximum payout level, which we determined to be the probable outcome as of the grant date. In the case of PSUs granted pursuant to the Senior Leadership Equity Bonus Program and our long-term equity program, the grant date fair value was determined based on the applicable performance conditions being achieved at the target payout level, which we determined to be the probable outcome as of the grant date. Assuming that maximum performance is achieved under the Senior Leadership Equity Program and corresponding MBO Plan for Mr. Tanjga, the value of the PSUs made to Messrs. Ittycheria and Tanjga at the date of grant would have been $700,148 and $141,599, respectively. The stock price at the grant date was based on the closing price of our common stock on the grant date, as reported on the Nasdaq as follows: March 15, 2025 ($196.12). Assuming that maximum performance is achieved under the long-term incentive program, the value of the PSUs made to Messrs. Ittycheria and Pech at the date of grant for fiscal year 2026 would have been $15,385,547 and $8,120,213, respectively. The stock price at the grant dates was based on the closing price per share of our common stock on the grant date, as reported on the Nasdaq as follows: March 20, 2025 ($189.30). RSUs for Messrs. Ittycheria and Pech will vest in quarterly installments over four years. RSUs for Mr. Pech vested in quarterly installments until April 15, 2026, and the remaining shares were forfeited in connection with his Separation Agreement. Mr. Ittycheria's RSUs will continue to vest until October 2, 2026 in connection with his Advisory Agreement. One-third of the PSUs granted to Messrs. Ittycheria and Pech under our long-term incentive program vested on April 1, 2026 following the determination by our compensation committee regarding the underlying performance conditions. For Mr. Ittycheria, the remaining two-thirds of his PSUs will be forfeited upon the termination of his Advisory Agreement, and for Mr. Pech, the remaining two-thirds of his PSUs were forfeited pursuant to his Separation Agreement. PSUs for Messrs. Ittycheria granted under our Senior Leadership Equity Bonus Program vested on April 1, 2026, following the determinations of the award achieved for the full fiscal year 2026. Mr. Tanjga's PSUs were forfeited in connection with his resignation effective May 8, 2025.
(4)    The RSUs and PSUs granted to Mr. Desai on November 11, 2025 under the 2016 Plan were pursuant to one-time sign-on awards.
(5)    Reflects the target bonus opportunity granted to Messrs. Desai and Berry. Their actual bonus amounts were prorated based on their time in their time in their respective roles during the performance period.
(6)    The PSUs granted to Messrs. Ittycheria and Tanjga on March 15, 2025 under the 2016 Plan were pursuant to the Senior Leadership Equity Bonus Program and corresponding MBO Plan for Mr. Tanjga.
(7)    The time-based RSUs and PSUs granted to Messrs. Ittycheria and Pech on March 20, 2025 under the 2016 Plan were pursuant to our long-term equity incentive program.
(8)    The RSU awards granted to Mr. Berry on May 27, 2025 under the 2016 Plan were pursuant to one-time sign-on awards.

Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our named executive officers as of January 31, 2026. Mr. Tanjga, who resigned effective May 8, 2025, held no outstanding equity awards as of January 31, 2026 and is therefore not included in the table below. All awards were granted under our 2008 Stock Plan (the “2008 Plan”) or the 2016 Plan.

			Option Awards				Stock Awards
Name	Grant Date	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Chirantan Desai	11/10/2025	PSU	—	—	—	—	—	—	51,445(4)	19,103,072
	11/10/2025	RSU	—	—	—	—	44,096(5)	16,374,168	—	—
Dev Ittycheria	3/11/2022	RSU	—	—	—	—	1,222	453,765	—	—
	3/24/2023	PSU	—	—	—	—	11,402(6)	4,233,905	—	—
	3/24/2023	RSU	—	—	—	—	10,480	3,891,538	—	—
	3/22/2024	PSU	—	—	—	—	13,789(7)	5,120,269	—	—
	3/22/2024	RSU	—	—	—	—	11,635	4,320,425	—	—
	3/15/2025	PSU	—	—	—	—	1,249	463,791	—	—
	3/20/2025	PSU	—	—	—	—	61,364(8)	22,786,294	—	—
	3/20/2025	RSU	—	—	—	—	33,019	12,260,945	—	—
Michael Berry	5/27/2025	RSU	—	—	—	—	50,802(9)	18,864,307	—	—
	5/27/2025	RSU	—	—	—	—	16,934(9)	6,288,102	—	—
Cedric Pech	3/11/2022	RSU	—	—	—	—	683	253,618	—	—
	3/24/2023	PSU	—	—	—	—	5,574(6)	2,069,793	—	—
	3/24/2023	RSU	—	—	—	—	5,123	1,902,324	—	—
	3/22/2024	PSU	—	—	—	—	6,489(7)	2,409,560	—	—
	3/22/2024	RSU	—	—	—	—	5,475	2,033,032	—	—
	3/20/2025	PSU	—	—	—	—	32,387(8)	12,026,265	—	—
	3/20/2025	RSU	—	—	—	—	17,427	6,471,168	—	—
(1)    The RSUs granted to Messrs. Ittycheria and Pech on March 11, 2022 vest in quarterly installments over four years measured from April 1, 2022. The RSUs granted to Messrs. Ittycheria and Pech on March 24, 2023 vest in quarterly installments over four years measured from April 1, 2023. The RSUs granted to Messrs. Ittycheria and Pech on March 22, 2024 vest in quarterly installments over four years measured from April 1, 2024. The RSUs granted to Messrs. Ittycheria and Pech on March 20, 2025 vest in quarterly installments over four years measured from April 1, 2025.
(2)    Market value is calculated based on the closing price of our common stock on January 30, 2026 ($371.33), as reported on the Nasdaq.
(3)    All unvested shares of common stock underlying these awards will accelerate and vest in full if the executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the executive officer’s offer letter or employment agreement) in connection with, or within three months prior to or 12 months following, a change of control of MongoDB, including performance-based awards that will accelerate and vest based on the greater of the award recipient’s target performance rate or actual performance as of the award recipient’s date of termination.
(4)     Represents PSUs granted to Mr. Desai pursuant to his sign-on PSU award that are earned, if at all, based upon certain achievement levels related to our stock price during the five year performance period, as described in the section titled "Executive Compensation—Executive Leadership Transitions in Fiscal Year 2026" above. The number of shares is reported assuming target (100%) achievement for PSUs since no shares have vested as of January 31, 2026.

(5)    The RSUs granted to Mr. Desai vest over two years in eight equal quarterly installments measured from April 1, 2026. The RSUs are also subject to a one-year holding period following each such RSU’s applicable vesting date.
(6)     The PSUs granted to Messrs. Ittycheria and Pech pursuant to our long-term incentive program vest in equal, annual installments over three years measured from April 1, 2023 and subject to Company performance. Amounts reported represent 151% achievement of corporate performance goals for fiscal year 2024.
(7)     The PSUs granted to Messrs. Ittycheria and Pech pursuant to our long-term incentive program vest in equal, annual installments over three years measured from April 1, 2024 and subject to Company performance. Amounts reported represent 82% achievement of corporate performance goals for fiscal year 2025.
(8)     The PSUs granted to Messrs. Ittycheria and Pech pursuant to our long-term incentive program vest in equal, annual installments over three years measured from April 1, 2025 and subject to Company performance. Amounts reported represent 151% achievement of corporate performance goals for fiscal year 2026.
(9)     Each of the RSU awards granted to Mr. Berry on May 27, 2025 vests over four years, with 25% of the RSU vesting after 12 months of continuous service from the vesting start date of July 1, 2025, and the balance vesting in quarterly installments over the remaining 12 quarters of continuous service.

Option Exercises and Stock Vested
The following table presents information concerning the exercise of all stock options and vesting of all stock awards for the named executive officers during the fiscal year ended January 31, 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Chirantan Desai	—	—	—	—
Dev Ittycheria	21,366	5,139,843	58,079	13,266,379
Michael Berry	—	—	—	—
Srdjan Tanjga	—	—	1,279	224,337
Cedric Pech	—	—	28,677	6,542,839
(1)    The value realized on exercise is calculated as the difference between the market value of our common stock underlying the options on the date of exercise and the applicable exercise price of those options. The value does not reflect actual proceeds received.
(2)    The value realized on vesting is calculated by multiplying the number of shares of common stock by the market value of our common stock on the applicable vesting date and does not reflect actual proceeds received.

Potential Payments Upon Termination or Change in Control
The table below provides information with respect to potential payments and benefits to which our named executive officers would be entitled under the arrangements set forth in their respective offer letters or employment agreement, as described above under the section titled, “Employment, Severance and Change in Control Agreements,” assuming their employment was terminated as of January 31, 2026, including in connection with a change in control as of January 31, 2026. There are no potential payments or benefits in the case of termination for cause, voluntary termination, disability or death.

Name	Termination	Base Salary ($)	Bonus(1) ($)	Cash-Eligible Bonus ($)(2)	Accelerated Vesting of Equity Awards(3) ($)	Continuation of Insurance Coverage ($)	Total ($)
Chirantan Desai	Termination Without Cause or Resignation for Good Reason	500,000	—	—	—	39,774	539,774
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(4)(5)	500,000	114,133	350,000	35,477,240	39,774	36,481,147
Dev Ittycheria(6)	Termination Without Cause or Resignation for Good Reason	—	—	—	—	—	—
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(4)(5)	—	—	—	—	—	—
Michael Berry	Termination Without Cause or Resignation for Good Reason	175,000	—	—	—	11,038	186,038
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(4)(5)	175,000	226,581	113,750	25,152,409	11,038	25,678,778
Srdjan Tanjga(7)	Termination Without Cause or Resignation for Good Reason	—	—	—	—	—	—
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(4)(5)	—	—	—	—	—	—
Cedric Pech(4)(8)	Termination Without Cause or Resignation for Good Reason	178,750	—	—	—	3,501	182,251
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(4)(5)	178,750	732,456	250,250	27,165,760	3,501	28,330,717
(1)    Represents an amount equivalent to the NEO’s annual bonus for the fiscal year in which the termination of employment occurs, prorated to the date of such termination of employment and determined at the greater of target performance and actual performance. In the case of Mr. Pech, this amount represents 146.34% of his target annual bonus amount for fiscal year 2026 which was his actual bonus for fiscal year 2026. In the case of each of Messrs. Desai and Berry this amount represents 32.61% and 99.60%, respectively, of each of their target annual bonus for fiscal year 2026, which was each of their actual bonus for fiscal year 2026, each prorated for their respective time in office, as described in the section above titled "Executive Compensation—Annual Performance-Based Bonus Program".
(2)     Represents an amount equivalent to the NEO’s "cash-eligible" annual target bonus, which is equal to twelve months of Mr. Desai's target annual bonus amount paid in equal installments on the Company's normal payroll schedule over the twelve-month period immediately following the date of such termination of employment. In the case of Messrs. Berry and Pech, this amount represents six months of each of their target annual bonus amounts and paid in equal installments on the Company's normal payroll schedule over the six-month period immediately following the date of such termination of employment.
(3)     The value of accelerated vesting of unvested RSUs and PSUs is based upon the closing price of our common stock on January 30, 2026 ($371.33), as reported on the Nasdaq, multiplied by the number of units. PSU awards will accelerate and vest based on the greater of the target number of units or the number of PSUs earned based on actual performance during the truncated performance period. In the case of sign-on PSUs granted to Mr. Desai, the amounts in the column above are based on payout at 100% of target, which reflects the target amount since Mr. Desai did not earn any of these PSUs in fiscal year 2026. In the case of PSUs granted to Mr. Pech under our long-term incentive program, the amounts in the column above are based on payout at 151% of target, which reflected the actual level earned for such PSUs for fiscal year 2026.
(4)    Represents change in control (as defined in the 2016 Plan) severance benefits based on a double-trigger arrangement, which assumes the executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the executive officer’s employment agreement, in the case of Mr. Pech, or offer letter in the case of the other executive officers) in connection with, or within three (3) months prior to or twelve (12) months following, a change of control of MongoDB.

(5)    Following a change in control, any payments received by our named executive officers may be reduced to the extent the amount received by the applicable named executive officer would result in a loss of tax deduction under Section 280G of the Code. Pursuant to their employment agreements, each of the named executive officers are entitled to the greater of the full amount of such severance and the largest possible payout without imposition of an excise tax under Section 4999 of the Code. None of our NEOs are entitled to a gross up of any excise taxes that could become owed under Section 4999 of the Code.
(6)    Effective November 9, 2025, Mr. Ittycheria resigned from his role as Chief Executive Officer, and did not receive any severance in connection with resignation, nor is he entitled to any change in control payments. Additionally, Mr. Ittycheria is not entitled to any benefits nor any change in control payments pursuant to his Advisory Agreement effective as of November 10, 2025, thus, he would not have been entitled to any change in control payments assuming his employment was terminated as of January 31, 2026.
(7)    Given the interim nature of Mr. Tanjga's appointment, he was not subject to an executive offer letter and was not entitled to any change in control benefits during his tenure as Interim Chief Financial Officer.
(8)    Mr. Pech’s potential non-equity payments and benefits are set in CHF and, for the purposes of the table, converted into U.S. dollars based on the exchange rate as of January 31, 2026 of 1.30 CHF to the U.S. dollar.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer).
The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We identified our median compensated employee from all full-time and part-time workers who were included as employees on our payroll records as of a determination date of December 1, 2025, based on annual base salary, target bonuses and commissions, and grant date fair value of equity awards granted in the fiscal year ended January 31, 2026. Conforming adjustments were made for employees who were hired during that period and did not receive pay for the full period, and international employees’ pay was converted to U.S. dollar equivalents using exchange rates as of the determination date.
We had two individuals serve as CEO during fiscal year 2026. For purposes of calculating the CEO pay ratio, we annualized the total base salary and non-equity incentive compensation of our current CEO, Mr. Desai, who began serving in his role on November 10, 2025, and we included all other components of his compensation in the same amounts as disclosed in the Summary Compensation Table. Mr. Desai's annualized base salary was $500,000 (representing his fiscal year 2026 base salary), and his annualized non-equity incentive compensation was $512,190. Accordingly, Mr. Desai's annual total compensation was $53,614,135. The fiscal year ended January 31, 2026 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $290,954. The ratio of our CEO's annual total compensation to our median employee’s annual total compensation for fiscal year ended January 31, 2026 is 184 to 1. This pay ratio is significantly higher than our historical pay ratios as it reflects the total compensation package provided to Mr. Desai in connection with his CEO appointment, as described in detail in the section titled "Compensation Discussion and Analysis" above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid, as defined by the SEC’s regulations (“CAP”), and certain financial performance of the Company. For additional information regarding our compensation philosophy, objectives and structure of our performance-based compensation programs, and compensation decisions, please refer to "Compensation Discussion and Analysis".

The following table sets forth the compensation for our current and former Chief Executive Officers (“CEOs”) and the average compensation for our other Named Executive Officers (“Other NEOs”) for the fiscal years ended January 31, 2026, January 31, 2025, January 31, 2024, January 31, 2023 and January 31, 2022 (each, a “Covered Year”), in each case as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC. “Compensation actually paid” ("CAP") does not reflect amounts actually realized by our current and former CEOs and Other NEOs and may be higher or lower than the amounts, if any, that are ultimately realized by such individuals.

The table below also provides information for each Covered Year on our cumulative Total Shareholder Return (“TSR”) and the cumulative TSR of our peer group, the Nasdaq Computer Index (with each such TSR determined for the period commencing on January 31, 2021), our Net Loss and our Revenue. We selected Revenue as our “most important financial performance measure” used to link CAP to our current and former CEOs and Other NEOs to our performance for the fiscal year ended January 31, 2026.

							Value of Initial Fixed $100 Investment Based on:
Fiscal Year	SCT Total for Current CEO ($)	SCT Total for Former CEO ($)	Compensation Actually Paid to Current CEO ($)(1)(2)	Compensation Actually Paid to Former CEO ($)(1)(2)	SCT Average Total for Other NEOs ($)(3)	Average Compensation Actually Paid to Other NEOs ($)(2)(4)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net (Loss) Income (thousands) ($)(6)	Revenue (thousands) ($)(7)
2026	52,830,661	16,273,947	52,241,394	40,896,851	7,606,548	15,037,801	227	375	(71,151)	2,463,797
2025	—	15,843,345	—	(1,260,121)	7,544,277	(2,113,422)	167	289	(129,072)	2,006,443
2024	—	15,291,447	—	44,853,129	7,487,213	10,599,236	244	220	(176,600)	1,683,011
2023	—	13,229,190	—	(1,158,813)	6,426,612	(140,152)	131	142	(345,398)	1,284,040
2022	—	10,566,757	—	17,742,233	5,346,033	7,074,336	247	183	(306,866)	873,782

(1)    The following table shows, for each Covered Year, the adjustments made to the total compensation shown for our current and former CEOs, Chirantan Desai and Dev Ittycheria, on the SCT to arrive at CAP as reflected on the table above:

Adjustments to Determine Current and Former CEO Compensation Actually Paid	Fiscal year ended January 31, 2026 (Current CEO)	Fiscal year ended January 31, 2026 (Former CEO)	Fiscal year ended January 31, 2025	Fiscal year ended January 31, 2024	Fiscal year ended January 31, 2023	Fiscal year ended January 31, 2022
SCT total amount	52,830,661	16,273,947	15,843,345	15,291,447	13,229,190	10,566,757
Subtract Amounts Reported under “Option Awards” and “Stock Awards” Columns in SCT for the Covered Year	52,601,945	15,735,621	15,046,370	14,825,835	12,797,690	10,135,257
Add Year-end Fair Value of Options Awards and Stock Awards Granted during Covered Year that Remain Unvested as of Year-end	52,012,678	35,511,031	9,398,928	31,722,922	7,806,455	8,787,241
Add Fair Value on Vesting of Option Awards and Stock Awards Granted during Covered Year that Vested during Covered Year	—	2,674,347	1,072,206	2,670,818	889,080	2,388,178
Add change (positive or negative) in Fair Value from Prior Year-end to Covered Year-end of Option Awards and Stock Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-end	—	5,083,093	(8,527,742)	6,507,392	(6,596,740)	2,449,600
Add change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Option Awards and Stock Awards Granted Prior to Covered Year that Vested during Covered Year	—	(2,909,945)	(4,000,488)	3,486,384	(3,689,107)	3,752,557
Subtract Fair Value of forfeited Stock Awards during Covered Year	—	—	—	—	—	66,843 (8)
TOTAL ADJUSTMENTS:	(589,267)	24,622,904	(17,103,466)	29,561,682	(14,388,003)	7,175,476
TOTAL COMPENSATION ACTUALLY PAID:	52,241,394	40,896,851	(1,260,121)	44,853,129	(1,158,813)	17,742,233

(2)    For purposes of the adjustments to determine CAP, we computed the fair value of stock option awards and other stock awards in accordance with FASB ASC Topic 718 as of the end of the relevant fiscal year, other than the fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. The valuation assumptions used in the calculation of such amounts are set forth in Note 11— Equity in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
(3)    The Other NEOs for the fiscal year ended January 31, 2026 were Michael Berry, Srdjan Tanjga and Cedric Pech. The Other NEOs for the fiscal year ended January 31, 2025 were Michael Gordon and Cedric Pech. The Other NEOs for the fiscal year ended January 31, 2024, January 31, 2023 and January 31, 2022 were Michael Gordon, Cedric Pech and Mark Porter.
(4)    The following table shows, for each Covered Year, the adjustments made to the average of the total compensation shown for the Other NEOs on the SCT to arrive at CAP as reflected on the table above:

Adjustments to Determine Average of Other NEOs' Compensation Actually Paid	Fiscal year ended January 31, 2026	Fiscal year ended January 31, 2025	Fiscal year ended January 31, 2024	Fiscal year ended January 31, 2023	Fiscal year ended January 31, 2022
SCT total amount	7,606,548	7,544,277	7,487,213	6,426,612	5,346,033
Subtract Amounts Reported under “Option Awards” and “Stock Awards” Columns in SCT for the Covered Year	7,011,482	6,922,864	6,912,855	5,974,289	4,694,131
Add Year-end Fair Value of Options Awards and Stock Awards Granted during Covered Year that Remain Unvested as of Year-end	14,426,171	3,626,273	10,317,641	3,642,784	4,295,795
Add Fair Value on Vesting of Option Awards and Stock Awards Granted during Covered Year that Vested during Covered Year	419,997	482,817	957,110	416,788	872,769
Add change (positive or negative) in Fair Value from Prior Year-end to Covered Year-end of Option Awards and Stock Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-end	817,371	(3,696,618)	2,243,152	(3,143,169)	829,978
Add change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Option Awards and Stock Awards Granted Prior to Covered Year that Vested during Covered Year	(521,218)	(1,997,051)	1,339,649	(1,508,880)	440,771
Subtract Fair Value of forfeited Stock Awards during Covered Year	699,586 (a)	1,150,256 (b)	4,832,674 (c)	—	16,880 (d)
TOTAL ADJUSTMENTS:	7,431,253	(9,657,699)	3,112,023	(6,566,765)	1,728,303
TOTAL COMPENSATION ACTUALLY PAID:	15,037,801	(2,113,422)	10,599,236	(140,152)	7,074,336

(a)     Reflects the forfeiture of equity awards by Mr. Tanjga upon his stepping down as our Interim Chief Financial Officer, effective May 8, 2025.
(b)     Reflects the forfeiture of equity awards by Mr. Gordon upon his stepping down as our Chief Operating Officer and Chief Financial Officer, effective January 31, 2025.
(c) Reflects the forfeiture of equity awards by Mr. Porter upon his stepping down as our Chief Technology Officer, effective July 2023.
(d)    Reflects performance-based stock awards that were forfeited as a result of attainment of company performance targets at a level that resulted in less than full vesting.

(5)    Total Shareholder Return shown in this table utilizes our cumulative total return to shareholders of our common stock relative to the Nasdaq Computer Index, which is the index included in the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The comparison assumes $100 was invested in our common stock and in the Nasdaq Computer Index for the period commencing on January 31, 2021 and ending on January 31 of each Covered Year. All dollar values assume reinvestment of the gross dividends paid by companies included in the Nasdaq Computer Index. The stock price performance shown in the graph represents past performance and should not be considered an indication of future stock price performance.
(6)    Reflects “Net Loss” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the Covered Years. For the avoidance of doubt, “Net Loss” is a GAAP measure.

(7)    Reflects “Revenue” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the Covered Years. For the avoidance of doubt, “Revenue” is a GAAP measure.
(8)    Reflects performance-based stock awards that were forfeited as a result of attainment of company performance targets at a level that resulted in less than full vesting.

Discussion of Compensation Actually Paid

The graph below illustrates the TSR on a fixed $100 investment made as of January 31, 2021 in shares of our common stock and in the Nasdaq Computer Index. The stock price performance shown in the graph represents past performance and should not be considered an indication of future stock price performance.

Comparison of the MongoDB, Inc. TSR and Peer Group TSR (in $)
$400
$375
$350
$325
$300
$275
$250
$225
$200
$175
$150
$125
$100
$247
$183
$131
$142
$244
$220
$289
$167
$375
$227
2022
2023
2024
2025
2026
Fiscal Year
MongoDB TSR
Nasdaq Computer Index TSR

The following chart sets forth the relationship between (i) the CAP of our CEO and the average CAP of our Other NEOs against (ii) our cumulative TSR for each Covered Year.

CAP of CEO and Average CAP of Other NEOs (in millions) Compared to TSR (in $)
$247
$131
$244
$167
$227
$17.7
$7.1
$(1.2)
$(0.1)
$44.9
$10.6
$(1.3)
$(2.1)
$52.2
$40.9
$15.0
75
50
25
0
250
200
150
100
50
0
(50)
2022
2023
2024
2025
2026
Fiscal Year
Current CEO Cap
Former CEO CAP
Average of Other NEOs CAP
MongoDB TSR

The following chart sets forth the relationship between (i) the CAP of our CEO and the average CAP of our Other NEOs (as shown in the left axis) against (ii) Revenue and (iii) Net Loss on the right axis, for each Covered Year.

CAP of CEO and Average CAP of Other NEOs (in millions) Compared to Net Loss and Revenue (in millions)
$2,463.8
$2,006.0
$1,683.0
$1,284.0
$873.7
$17.7
$7.1
$(1.2)
$(0.1)
$44.9
$10.6
$(1.3)
$(2.1)
$52.2
$40.9
$15.0
$(306.8)
$(345.4)
$(176.6)
$(129.1)
$(71.2)
100
75
50
25
0
-25
-50
2,500
2,000
1,500
1,000
500
0
2022
2023
2024
2025
2026
Fiscal Year
Current CEO CAP
Former CEO CAP
Average of Other NEOs CAP
Net Loss
Revenue

CAP is influenced by numerous factors, including but not limited to the timing of new grant issuances and award vesting, share price volatility during the fiscal year, our mix of performance metrics and other factors. Because our executive compensation program incentivizes and rewards executives primarily through long-term incentives in the form of PSU and

RSU equity awards, CAP is most significantly impacted by changes in our stock price over the vesting period of the equity awards.

For a review of our financial performance measures, our process for setting executive compensation and how our executive compensation design reinforces our compensation philosophy, refer to “Executive Compensation—Compensation Discussion and Analysis.”

Most Important Performance Measures for Fiscal Year Ended January 31, 2026

The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking CAP to our current and former CEO and Other NEOs for the fiscal year ended January 31, 2026 to Company performance:

Performance Measure	What it Measures
ARR Growth (%)	Percentage growth in ARR over a given time period
Net New ARR ($)	The net change in ARR over a given time period
Non-GAAP Operating Income	Earnings we generate adjusted for non-cash or irregular expenses
Operating Cash Flow ($)	Cash generated by our operating activities
Revenue ($)	Revenue we generate through our subscriptions and services offerings

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of January 31, 2026. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	4,654,250	$9.67	22,930,429
Equity plans not approved by stockholders	—	—	—
(1)    Includes the 2008 Plan and the 2016 Plan, but does not include future rights to purchase shares under our 2017 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.
(2)    The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account stock underlying restricted stock units, which have no exercise price.
(3)    Includes the 2016 Plan and ESPP. Stock options or other stock awards granted under the 2008 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2016 Plan. The 2016 Plan provides that the total number of shares of common stock reserved for issuance thereunder will be automatically increased, on February 1st of each calendar year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on December 31 of the prior calendar year, or a lesser number of shares determined by our board of directors or a committee thereof. Our ESPP provides that the number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each calendar year by the lesser of (a) 1% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of the automatic increase and (b) 995,000 shares; provided that the board of directors or a committee thereof may determine that such increase will be less than the amount set forth above. Accordingly, on February 1, 2026, the number of shares of our common stock available for issuance under our 2016 Plan and our ESPP increased by 4,164,624 shares and 832,725 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

PROPOSAL 3 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027 and has further directed that management submit this selection for ratification by the stockholders at the meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present during the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of MongoDB and its stockholders.
Principal Accountant Fees and Services
The following table provides the aggregate fees for services provided by PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2026 and 2025.

	Fiscal Years Ended January 31,
	2026	2025
Audit fees(1)	$4,173,800	$3,821,950
Audit-related fees(2)	86,200	—
Tax fees(3)	449,710	185,530
All other fees(4)	2,000	2,000
Total fees	$4,711,710	$4,009,480
(1)    Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings.
(2)    Audit-related fees consist of fees billed in fiscal year ended January 31, 2026 for system pre-implementation services.
(3)    Tax fees consist of fees billed in fiscal years ended January 31, 2026 and 2025 for transfer pricing services and tax compliance and consulting services.
(4)    All other fees billed for the fiscal years ended January 31, 2026 and 2025 were related to fees for access to online accounting software.

Pre-Approval Policies and Procedures
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairperson of the audit committee. The chairperson must update the audit committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
All of the services provided by PricewaterhouseCoopers LLP for our fiscal year ended January 31, 2026, described in the Principal Accountant Fees and Services table above, were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

Our board of directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS

Our board of directors, having determined that it is in the best interests of the Company and its stockholders, has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve and adopt amendments to the Company's Amended and Restated Certificate of Incorporation (the "Charter") to eliminate the supermajority vote requirements in the Charter and replace them with majority vote standards (the "Supermajority Removal Amendment").
Current Status
Article VII, Section 7.5 of the Charter currently provides that a director may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

Effect of the Supermajority Removal Amendment Proposal
The Supermajority Removal Amendment would amend Article VII, Section 7.5 so that directors may be removed with cause by a majority (instead of 66 2/3%) of the shares of the Company’s then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

Rationale for the Proposal
The board of directors believes the Supermajority Removal Amendment is advisable and in the best interests of the Company and its stockholders because it is reflective of prevailing market practice. The board of directors believes that the supermajority provisions are potentially unduly restrictive of stockholder participation in the affected areas when weighed against the stability that the provisions were intended to facilitate. The board of directors has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions and has determined that it is in the best interests of the Company and its stockholders to approve and recommend that stockholders adopt the amendments described below to eliminate supermajority vote requirements from the Charter and replace them with majority vote standards.

Additional Information
The Supermajority Removal Amendment would become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the changes in Annex A to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Supermajority Removal Amendment. The descriptions of the Supermajority Removal Amendment are qualified in their entirety by reference to the text of the proposed revisions, which are set forth in Annex A to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining.

The Company previously amended the Charter to:

•Reduce the total number of authorized shares of Common Stock of the Company so that the total number of authorized shares of Common Stock of the Company is 1,000,000,000 and eliminated Class B Common Stock in 2020 (the “Certificate of Retirement of Class B Shares”)
•Provide for the exculpation of executive officers in 2025 (the “Exculpation of Officers”)

If stockholders approve the Supermajority Removal Amendment, the Company intends to file an Amended and Restated Certificate of Incorporation that will amend, restate and integrate the Certificate of Retirement of Class B Shares, the Exculpation of Officers and the Supermajority Removal Amendment (as set forth in Annex A), along with certain conforming changes.

If the Supermajority Removal Amendment is not approved, the Company will not file an Amended and Restated Certificate of Incorporation. The adoption of the Supermajority Removal Amendment is not contingent on the approval of any other proposal described in this Proxy Statement. The board of directors reserves the right to elect to abandon the Supermajority Removal Amendment prior to its implementation, if it determines, in its sole discretion, that the Supermajority Removal Amendment is no longer in the best interests of the Company and its stockholders.

Our board of directors recommends a vote FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2026 with the management of MongoDB. The audit committee has discussed with MongoDB’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in MongoDB’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, for filing with the SEC.
The Audit Committee

Hope Cochran (Chair)
Roelof Botha
Charles M. Hazard, Jr.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of MongoDB under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of May 1, 2026, certain information with respect to the beneficial ownership of our common stock: (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (b) by each of our directors and director nominees, (c) by each of our named executive officers and (d) by all of our current executive officers, directors and director nominees as a group.
The percentage of shares beneficially owned shown in the table is based on 80,499,934 shares of our common stock outstanding as of May 1, 2026. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding any shares of our common stock subject to options held by such person that are currently exercisable or exercisable within 60 days of May 1, 2026 and any shares of common stock issuable upon the vesting of RSUs within 60 days after May 1, 2026. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 4 filed with the SEC.
Except as otherwise noted below, the address for persons listed in the table is c/o MongoDB, Inc., 1633 Broadway, 38th Floor, New York, New York 10019.
Certain Beneficial Owners

	Shares Beneficially Owned
	Common Stock
Name of Beneficial Owner - 5% or Greater Stockholders:	Number of Shares	Ownership %
BlackRock, Inc.(1)	4,692,038	5.8
Vanguard Portfolio Management(2)	4,512,140	5.6
Vanguard Capital Management(3)	4,228,919	5.3

Named Executive Officers, Directors and Director Nominees

	Shares Beneficially Owned
	Common Stock
Named Executive Officers and Directors	Number of Shares	Ownership %
Archana Agrawal(4)	4,561	*
Michael Berry(5)	11,550	*
Roelof Botha(6)	195,730	*
Hope Cochran(7)	31,926	*
Chirantan Desai(8)	3,250	*
Francisco D’Souza(9)	7,655	*
Charles M. Hazard, Jr.(10)	58,862	*
Dev Ittycheria(11)	152,557	*
Tom Killalea(12)	82,293	*
Ann Lewnes(13)	2,145	*
Dwight Merriman(14)	1,561,474	1.9
Cedric Pech(15)	51,002	*
Srdjan Tanjga(16)	754	*
All current executive officers and directors as a group (11 persons)(17)	2,112,003	2.6
*    Represents beneficial ownership of less than 1%
(1)    Based upon the information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed on April 23, 2025, and reporting ownership as of March 31, 2025. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001. BlackRock has sole voting power over 4,292,036 shares of common stock, shared voting power over zero shares of common stock, sole dispositive power over 4,692,038 shares of common stock and shared dispositive power over zero shares of common stock.
(2)    Based upon the information provided by Vanguard Portfolio Management LLC (“Vanguard Portfolio”) in a Schedule 13G filed on April 29, 2026, and reporting ownership as of March 31, 2026. Vanguard Portfolio had sole voting power over 10,618 shares of common stock, shared voting power over zero shares of common stock, sole dispositive power over 4,512,140 shares of common stock and shared dispositive power over zero shares of common stock.
(3)    Based upon the information provided by Vanguard Capital Management LLC (“Vanguard Capital”) in a Schedule 13G filed on April 30, 2026, and reporting ownership as of March 31, 2026. Vanguard Capital had sole voting power over 710,080 shares of common stock, shared voting power over zero shares of common stock, sole dispositive power over 4,228,919 shares of common stock and shared dispositive power over zero shares of common stock.
(4)    Consists of (a) 3,431 shares of common stock owned directly by Ms. Agrawal and (b) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.
(5)    Consists of (a) 50 shares of common stock owned directly by Mr. Berry and (b) 11,500 shares of common stock owned by The Berry Family Trust, of which Mr. Berry is a Trustee.
(6)    Consists of (a) 194,600 shares of common stock owned by estate planning vehicles for the benefit of Mr. Botha and (c) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.
(7)    Consists of (a) 26,880 shares of common stock owned directly by Ms. Cochran, (b) 3,916 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 1, 2026 and (c) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.
(8)    Consists of 3,250 shares of common stock owned directly by Mr. Desai.
(9)    Consists of (a) 6,525 shares of common stock owned directly by Mr. D’Souza and (b) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.
(10)    Consists of (a) 43,737 shares of common stock owned directly by Mr. Hazard, (b) 13,995 shares of common stock owned by The Narragansett Bay Children’s Trust, of which Mr. Hazard is a Trustee and (c) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.
(11)    Consists of 152,557 shares of stock owned directly by Mr. Ittycheria.
(12)    Consists of (a) 61,163 shares of common stock owned directly by Mr. Killalea, (b) 5,000 shares of common stock owned by the UAISLE Trust U/A DTD 11/15/2021 for the benefit of his children, (c) 5,000 shares of common stock owned by the BREOGA Trust U/A DTD 11/15/2021 for the benefit of his children, (d) 5,000 shares of common stock owned by the CEANSA Trust U/A DTD 11/15/2021 for the benefit of his children, (e) 5,000 shares of common stock owned by the AOGALL Trust U/A DTD 11/15/2021 for the benefit of his children and (f) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.

(13)    Consists of (a) 1,015 shares of common stock owned directly by Ms. Lewnes and (b) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.
(14)    Consists of (a) 1,004,186 shares of common stock owned directly by Mr. Merriman, (b) 476,896 shares of common stock held by The Dwight A. Merriman 2012 Trust for the benefit of his children, (c) 79,262 shares of common stock held by the Dwight A. Merriman Charitable Foundation, a Delaware nonstock nonprofit corporation and (d) 1,130 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026.
(15)    Consists of (a) 3,309 shares of common stock owned directly by Mr. Pech and (b) 47,693 shares of common stock held in a custodial account over which Mr. Pech retains beneficial ownership, including voting and investment power. Based on information known to the Company as of April 15, 2026.
(16)    Consists of 754 shares of common stock owned by Mr. Tanjga. Based on information known to the Company as of May 8, 2025.
(17)    Consists of (a) 2,099,047 shares of common stock, (b) 3,916 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 1, 2026 and (c) 9,040 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2026 (excluding Messrs. Tanjga and Pech).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% shareholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the fiscal year ended January 31, 2026, our executive officers, directors and persons who own more than 10% of a registered class of our equity securities filed under Section 16(a) on a timely basis, except for one Form 4 reporting one late transaction for Mr. Tom Killalea and one Form 4 reporting one late transaction for Mr. Dev Ittycheria, both due to administrative delays.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the virtual annual meeting of stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.mongodb.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 is available without charge upon written request to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary.

ANNEX A: Proposed Amendments to the Amended and Restated Certificate of Incorporation Pursuant to Proposal 4

The Amended and Restated Certificate of Incorporation shall be amended as follows. The text of the proposed amendment is marked to reflect the proposed changes.
ARTICLE VII
BOARD AUTHORITY AND STOCKHOLDER ACTIONS

7.5 Subject to any limitation imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any individual director or directors may be removed with cause by the affirmative vote of the holders of ~~at least 66 2/3%~~ a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

MongoDB.

MONGODB, INC.
499 HAMILTON AVE
PALO ALTO, CA 94301

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95167-P46051 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONGODB, INC.

The Board of Directors recommends you vote FOR ALL of the following director nominees:

	For All	Withhold All	For All Except
1. Election of three Class III directors, each to serve until our Annual Meeting of Stockholders in 2029.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Archana Agrawal
02) Hope Cochran
03) Dwight Merriman

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 30, 2026:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V95168-P46051

MONGODB, INC.
Annual Meeting of Stockholders
June 30, 2026 10:00 A.M. ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Chirantan J. Desai, Michael Berry and Andrew Stephens, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MONGODB, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. ET on June 30, 2026, at www.virtualshareholdermeeting.com/MDB2026, and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side